                                                                    EXHIBIT 10.3













                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT


                                 SPECTRX, INC.


                               6015D Unity Drive
                              Norcross, GA  30071

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
SECTION 1 - Authorization and Sale of Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

     1.1    Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     1.2    Sales of Preferred . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

SECTION 2 - Closing Dates; Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

     2.1    Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     2.2    Delivery.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
     2.3    Subsequent Sales.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

SECTION 3 - Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     3.1    Organization and Standing; Articles and By-Laws  . . . . . . . . . . . . . . . . . . . . . . . . .    2
     3.2    Corporate Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     3.3    Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     3.4    Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     3.5    Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     3.6    Labor Agreements and Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
     3.7    Agreements; Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     3.8    Title to Properties and Assets; Liens, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     3.9    Compliance with Other Instruments, None Burdensome, etc  . . . . . . . . . . . . . . . . . . . . .    5
     3.10   Litigation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
     3.11   Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.12   Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.13   Governmental Consent, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.14   Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.15   Brokers or Finders; Other Offers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
     3.16   Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     3.17   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

SECTION 4 - Representations and Warranties of the Purchasers . . . . . . . . . . . . . . . . . . . . . . . . .    8

     4.1    Experience . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.2    Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.3    Rule 144 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.4    No Public Market . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.5    Access to Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
     4.6    Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     4.7    Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     4.8    Tax Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

SECTION 5 - Conditions to Closing of Purchasers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

     5.1    Representations and Warranties Correct . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     5.2    Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9





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                              TABLE OF CONTENTS
                                 (CONTINUED)


                                                                                                               PAGE
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
     5.3    Opinion of Company's Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
     5.4    Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.5    Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.6    Amended and Restated Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.7    Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.8    Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.9    Samuels Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.10   Ignotz Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
     5.11   Eppstein Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

SECTION 6 - Conditions to Closing of Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

     6.1    Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     6.2    Blue Sky . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     6.3    Amended and Restated Articles  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     6.4    Legal Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     6.5    Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

SECTION 7 - Affirmative Covenants of the Company and the
            Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

     7.1    Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
     7.2    Assignment of Rights to Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     7.3    Incentive Stock Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     7.4    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
     7.5    Termination of Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

SECTION 8 - Registration Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

SECTION 9 - Purchasers' Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

     9.1    Right of First Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

SECTION 10 - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

     10.1   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     10.2   Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     10.3   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     10.4   Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     10.5   Notices, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
     10.6   Delays or Omissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     10.7   California Corporate Securities Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     10.8   Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
     10.9   Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     10.10  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     10.11  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     10.12  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17





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


EXHIBITS
     A         Schedule of Purchasers
     B         Amended and Restated Articles of Incorporation
     C         Exceptions to Representations and Warranties
     D         Proprietary Information Agreement
     E         Registration Rights Agreement
     F         License Agreement
     G         Legal Opinion
     H         Samuels Agreement
     I         Ignotz Agreement
     J         Eppstein Agreement
     K         Employment Agreement
     L         Holders of Common Stock

                                 SPECTRX, INC.

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT


         This Agreement is made as of February 5, 1993 among Spectrx, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").


                                   SECTION 1

                   AUTHORIZATION AND SALE OF PREFERRED STOCK

         1.1 AUTHORIZATION. The Company will authorize the sale and issuance of up to 2,000,000 shares of its Series A Preferred Stock, (the "Shares"), having the rights, privileges and preferences as set forth in the Amended and Restated Certificate of Incorporation (the "Articles") in the form attached to this Agreement as Exhibit B.

         1.2 SALES OF PREFERRED. Subject to the terms and conditions hereof, the Company will severally issue and sell to each of such Purchasers and the Purchasers will severally buy from the Company the total number of shares of Series A Preferred Stock set forth in column 2 of the Schedule of Purchasers at the Closing (as defined below) for the purchase price set forth in column 3 of the Schedule of Purchasers. The Company's agreements with each of the Purchasers are separate agreements, and the sales to each of the Purchasers are separate sales.


                                   SECTION 2

                            CLOSING DATES; DELIVERY

         2.1 CLOSING DATE. The closing of the purchase and sale of the Series A Preferred Stock hereunder (the "Closing") shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, a Professional Corporation, Two Palo Alto Square, Suite 900, Palo Alto, California 94306 at 10:00 a.m., local time, on February 5, 1993 or at such other time and place upon which the Company and the Purchasers shall agree.

         2.2 DELIVERY. At the Closing, the Company will deliver to each Purchaser a certificate, registered in such Purchaser's name, representing the number of Shares to be purchased by such Purchaser at such Closing as specified in the Schedule of Purchasers, against payment of the purchase price therefor by check payable to the Company, or by wire transfer per the Company's wiring instructions.

         2.3 SUBSEQUENT SALES. At any time on or before the 30th day following the Closing, the Company may sell up to the balance of the authorized Series A Preferred Stock not sold at the Closing. All such sales shall be made on the terms and conditions set forth in this Agreement and the purchasers thereof shall be "Purchasers" under this Agreement. Should any such sales be made, the Company shall prepare and distribute to the Purchasers a revised Exhibit A to this Agreement reflecting such sales.


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on Exhibit C attached hereto, the Company represents and warrants to the Purchasers as follows:

         3.1 ORGANIZATION AND STANDING; ARTICLES AND BY-LAWS. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than Georgia, and the failure to be so qualified will not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted.

         3.2 CORPORATE POWER. The Company will have at the Closing all requisite legal and corporate power and authority to execute and deliver this Agreement and the agreements set forth as Exhibits hereto (collectively, the "Agreements"), to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Shares and to carry out and perform its obligations under the terms of the Agreements.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

         3.4 CAPITALIZATION. The authorized capital stock of the Company consists or will, upon the filing of the Articles, consist of 10,000,000 shares of Common Stock, 2,000,000 shares of Series A

Preferred Stock and 2,000,000 shares of Series A1 Preferred Stock (the Series A and Series A1 Preferred Stock shall be referred to as the "Preferred"). Immediately prior to the Closing 1,650,000 shares of Common Stock will be outstanding and no other shares of capital stock will be outstanding. Exhibit L attached hereto sets forth a true, complete and correct list of the record and beneficial holders of the issued and outstanding shares of Common Stock of the Company. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. The Shares, when issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The Company has reserved 2,000,000 shares of Common Stock for issuance upon conversion of the Preferred, and 500,000 shares of its Common Stock for issuance pursuant to its 1993 Incentive Stock Plan. Except for those set forth in this Agreement and the Exhibits thereto (collectively, the "Agreements"), there are no options, warrants or other rights (including conversion or preemptive rights) or agreements outstanding to purchase any of the Company's authorized and unissued capital stock.

         3.5 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Agreements by the Company, the authorization, sale, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Preferred) and the performance of all of the Company's obligations under the Agreements has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance their terms, except as the indemnification provisions of paragraph 7 of the Registration Rights Agreement hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, will be fully paid and nonassessable, and will have the rights, preferences and privileges described in the Articles; the Common Stock issuable upon conversion of the Preferred has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Articles, will be validly issued, and will be fully paid and nonassessable; and the Preferred and such Common Stock will be free of any liens or encumbrances, assuming the Purchasers take the shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Preferred (and the Common Stock issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein.

         3.6 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and, to the best of the Company's knowledge, each employee of the Company is terminable at the will of the Company.

         3.7     AGREEMENTS; ACTION.

                 (a) Except for agreements explicitly contemplated hereby, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof nor are there agreements or understandings between any person and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                 (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $5,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or (iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                 (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $5,000 or, in the case of indebtedness and/or liabilities individually less than $5,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                 (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

         3.8 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

         3.9 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. The Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, order or decree, and to the best of its knowledge is not in violation of any statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with the Agreements, and the issuance of the Preferred and the Common Stock issuable upon conversion of the Preferred, have not resulted and will not result in any material violation of, or conflict with, or constitute with or without the passage of time and the giving of notice a material violation or default under, the Company's Articles or Bylaws or any of its agreements nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

         3.10 LITIGATION, ETC. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof). The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

         3.11 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. Each employee of the Company with access to confidential or proprietary information has executed a Proprietary Information Agreement, the form of which is attached hereto as Exhibit D.

         3.12 REGISTRATION RIGHTS. Except as set forth in the Registration Rights Agreement attached hereto as Exhibit E, the Company is not under any contractual obligation to register (as defined in Section 1 of the Registration Rights Agreement) any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.13 GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares (and the Common Stock issuable upon conversion of the Shares), or the consummation of any other transaction contemplated hereby, except (a) filing of the Articles in the office of the Delaware Secretary of State (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Preferred (and the Common Stock issuable upon conversion of the Preferred) under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

         3.14 OFFERING. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Shares to be issued in conformity with the terms of this Agreement, and the issuance of the Common Stock to be issued upon conversion of the Preferred, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and in compliance with applicable state securities laws.

         3.15 BROKERS OR FINDERS; OTHER OFFERS. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         3.16 PATENTS AND TRADEMARKS. There are no outstanding options, licenses, or agreements of any kind relating to the intellectual property of the Company. Except for the license from Georgia Tech Research Corporation attached hereto as Exhibit F, the Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

         3.17 DISCLOSURE. This Agreement with the Exhibits hereto and all other certificates delivered in connection herewith, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made. The Company has fully provided each Purchaser with all the information such Purchaser has requested for deciding whether to purchase the Shares and all information which the Company believes is reasonably necessary to enable such Purchaser to make such decision.


                                   SECTION 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

         4.1 EXPERIENCE. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

         4.2 INVESTMENT. It is acquiring the Shares and the Common Stock underlying the Preferred for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Shares to be purchased and the Common Stock underlying the Preferred have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

         4.3 RULE 144. It acknowledges that the Preferred and the underlying Common Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

         4.4 NO PUBLIC MARKET. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

         4.5 ACCESS TO DATA. It has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

         4.6 AUTHORIZATION. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of paragraph 7 of the Registration Rights Agreement may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.7 BROKERS OR FINDERS. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

         4.8 TAX LIABILITY. It has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement (including any tax consequences resulting from the recently enacted tax legislation). It relies solely on such advisors and not on any statements or representations of the Company or any of its agents. It understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.


                                   SECTION 5

                      CONDITIONS TO CLOSING OF PURCHASERS

         The Purchasers' obligations to purchase the Series A Preferred Stock at the Closing are, at the option of the Purchasers, subject to the fulfillment of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing.

         5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 OPINION OF COMPANY'S COUNSEL. The Purchasers shall have received from Wilson, Sonsini, Goodrich & Rosati, counsel to the Company, an opinion addressed to them, dated the Closing Date, in substantially the form of Exhibit G.

         5.4 COMPLIANCE CERTIFICATE. The Company shall have delivered to the Purchasers a certificate of the Company executed by the President of the Company, dated as of the Closing certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

         5.5 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Warrants and the Preferred and the Common Stock issuable upon conversion of the Preferred.

         5.6 AMENDED AND RESTATED ARTICLES. The Articles shall have been filed with the Delaware Secretary of State.

         5.7 REGISTRATION RIGHTS AGREEMENT. The Company and the parties listed thereon shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit E.

         5.8 DIRECTORS. Effective as of the Closing Date, the Company's Board of Directors will consist of Mark Samuels and Keith Ignotz, two persons chosen by the Purchasers and a fifth person to be chosen by the holders of Common Stock.

         5.9 SAMUELS AGREEMENT. Mark Samuels shall enter into a stockholder agreement with the Company and the Purchasers in substantially the form attached hereto as Exhibit H.

         5.10 IGNOTZ AGREEMENT. Keith Ignotz shall enter into a stockholder agreement with the Company and the Purchasers in substantially the form attached hereto as Exhibit I.

         5.11 EPPSTEIN AGREEMENT. Jonathan Eppstein shall enter into a stockholder agreement with the Company and the Purchasers in substantially the form attached hereto as Exhibit J.

                                   SECTION 6

                        CONDITIONS TO CLOSING OF COMPANY

         The Company's obligation to sell and issue the Series A Preferred Stock at the Closing is, at the option of the Company, subject to the fulfillment as of the Closing of the following conditions:

         6.1 REPRESENTATIONS. The representations made by the Purchasers in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing.

         6.2 BLUE SKY. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Preferred and the Common Stock issuable upon conversion of the Preferred.

         6.3 AMENDED AND RESTATED ARTICLES. The Articles shall have been filed with the Delaware Secretary of State.

         6.4 LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

         6.5 EMPLOYMENT AGREEMENT. Keith Ignotz and the Company shall have entered into an employment agreement in the form attached hereto as Exhibit K.


                                   SECTION 7

            AFFIRMATIVE COVENANTS OF THE COMPANY AND THE PURCHASERS

         The Company hereby covenants and agrees as follows:

         7.1 FINANCIAL INFORMATION. As long as a Purchaser holds not less than 400,000 shares of Preferred and/or Common Stock issued upon conversion of the Preferred:

                 (a) As soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

                 (b) As soon as practicable after the end of each month, and in any event within 15 days thereafter, an unaudited quarterly report including a balance sheet, profit and loss statement cash flow analysis (prepared in accordance with generally accepted accounting principles other than for accompanying notes and subject to changes resulting from year-end audit adjustments).

         7.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 7.1 may not be assigned or otherwise conveyed by any Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company; provided, however, that any Purchaser may assign to any transferee, other than a competitor of the Company, and after giving notice to the Company, the rights granted pursuant to Section 7.1 to (i) a transferee who acquires at least 400,000 shares of Preferred and/or Common Stock issued upon conversion of the Preferred (appropriately adjusted for Recapitalizations) or (ii) any constituent partner of a Purchaser.

         7.3 INCENTIVE STOCK PURCHASE. The Company hereby covenants and agrees that an aggregate of 400,000 Shares of the Company's Common Stock shall be sold to Mark Samuels and Keith Ignotz, within eleven months from the Closing, at a purchase price equal to the lesser of (i) fair market value or
(ii) $.40 per share. The Board of Directors shall allocate the 400,000 Shares among Mark Samuels and Keith Ignotz. The 400,000 Shares shall be subject to repurchase by the Company following issuance if the Purchaser of such shares is no longer employed by the Company. This repurchase right will lapse (i) as to 25% of the issued shares upon payment of the purchase price and (ii) as to the remaining 75% ratably, on a monthly basis, over the 36 months following payment of the purchase price.

         7.4 INSPECTION. The Company shall permit each Purchaser, at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor, provided, however, that the Company shall not be obligated pursuant to this Section 7.4 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         7.5 TERMINATION OF COVENANTS. The covenants set forth in this Sections 7.1, 7.2 and 7.4 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.


                                   SECTION 8

                              REGISTRATION RIGHTS

         The Purchasers shall have the registration rights set forth in the Registration Rights Agreement attached hereto as Exhibit E.


                                   SECTION 9

                       PURCHASERS' RIGHT OF FIRST REFUSAL

         9.1 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Purchaser the right of first refusal to purchase all or any part of such Purchaser's pro rata share of New Securities (as defined in this Section 9.1) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of first refusal, is the ratio that the sum of the number of shares of Common Stock then held by such Purchaser and the number of shares of Common Stock issuable upon conversion of the Preferred Stock then held by such Purchaser bears to the sum of (i) the total number of shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock issuable upon conversion of the then outstanding Preferred Stock, plus (iii) the number of shares issuable upon exercise of outstanding options and warrants plus (iv) any shares reserved for future issuance pursuant to plans approved by the Company's Board of Directors.

                 (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Stock and Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase said shares of Common Stock or Preferred, and securities of any type whatsoever that are, or may become, convertible into said shares of Common Stock or Preferred. Notwithstanding the foregoing, "New Securities" does not include (i) the Shares purchased under this Agreement, including Common Stock issuable upon conversion of the Preferred, (ii) securities offered to the public generally pursuant to a registration statement or pursuant to Regulation A under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) shares of the Company's Common Stock or related options convertible into such Common Stock issued to employees, officers and directors of, and consultants, customers, licensors, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) stock issued pursuant to any rights or agreements including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section
9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, (vi) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

                 (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Purchaser shall have twenty
(20) days from the date of such notice to agree to purchase up to their respective pro rata shares of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

                 (c) In the event a Purchaser fails to exercise the right of first refusal within said twenty (20) day period, the Company shall have one hundred (100) days thereafter to enter into an agreement and sell the New Securities not elected to be purchased by Purchasers at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not entered into an agreement and closed the sale of the New Securities within said one hundred
(100) day period, the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

                 (d) The right of first refusal granted under this Agreement shall expire upon the first to occur of the following: (i) upon the closing of a firm commitment underwritten public offering pursuant to an effective registation statement under the Securities Act covering the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Company exceed $10,000,000 at a per share issuance price of $5.00 per share; or (ii) as to a Purchaser if such Purchaser no longer holds 400,000 shares of Preferred and/or Common Stock issued upon conversion of the Preferred (appropriately adjusted for Recapitalizations).

                 (e) The right of first refusal hereunder is not assignable except by each of such Purchasers to any wholly-owned subsidiary or constituent partner who acquires at least 400,000 shares (appropriately adjusted for Recapitalizations).


                                 SECTION 10

                                MISCELLANEOUS

         10.1 GOVERNING LAW. This Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California.

         10.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         10.3 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Preferred shall not be assignable without the consent of the Company.

         10.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Common Stock issued or issuable upon conversion of the Preferred may, with the Company's prior written consent, waive, modify or amend on behalf of all Purchasers, any provision hereof except Section 7.3 (which also requires the consent of Mark Samuels and Keith Ignotz) hereof.

         10.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth in Exhibit A, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

                 Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

         10.6 DELAYS OR OMISSIONS. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         10.7 CALIFORNIA CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         10.8    EXPENSES.

                 (a) The Company and each Purchaser shall bear its own legal and other expenses with respect to this Agreement.

                 (b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement (including any exhibit or schedule hereto), the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         10.9 FINDER'S FEES. With respect to any finder's fees arising out of the purchase of the Shares pursuant to this Agreement:

                 (a) The Company hereby agrees to indemnify and to hold the Purchasers harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its employees or representatives are responsible.

                 (b) Each Purchaser hereby agrees to indemnify and to hold the Company harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its employees or representatives, are responsible.

    10.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

    10.11 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    10.12 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

    The foregoing agreement is hereby executed as of the date first above written.

"COMPANY"                                   "PURCHASERS"

SPECTRX, INC.                               HILLMAN MEDICAL VENTURES 1993
a Delaware corporation                       L.P., a Delaware limited
                                             partnership


By:                                         By: Hillman/Dover Limited
    ------------------------------------        Partnership, general partner

Title:
      ----------------------------------

                                            By: Wilmington Securities, Inc., its
                                                sole general partner


                                            By:
                                                --------------------------------

                                            Title:
                                                   -----------------------------


                                            NORO-MOSELEY PARTNERS II, L.P.,
                                             a Georgia limited partnership


                                            By: Moseley & Company, II,
                                                general partner


                                            By:
                                               ---------------------------------
                                                Jack R. Kelly Jr.

                                            Title: General Partner

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS



                        (1)                                     (2)                          (3)

                                                         Number of Shares of        Aggregate Purchase Price
                  Name and Address                       Series A Preferred          of Series A Preferred
---------------------------------------------        --------------------------   ----------------------------
 Hillman Medical Ventures 1993 L.P.                                 1,000,000                   $1,000,000.00
 824 Market Street, Suite 900
 Wilmington, DE 19801
 Attn:  Darlene Clarke

 Noro-Moseley Partners II, L.P.                                       750,000                   $  750,000.00
 4200 Northside Parkway, Bldg. 9
 Atlanta, GA  30327
 Attn:  Jack Kelly

 The Gavin Herbert, Jr. Successor Trust                               100,000                   $  100,000.00
 2525 Dupont Drive
 P.O. Box 19534
 Irvine, CA  92713-9534
 Attn: Gavin Herbert

                                   EXHIBIT B

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

         I, WILLIAM T. QUILLEN, SECRETARY OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "SPECTRX, INC." FILED IN THIS OFFICE ON THE FIFTH DAY OF FEBRUARY, A.D. 1993, AT 10 O'CLOCK A.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                              * * * * * * * * * *










                        [SEAL OF THE SECRETARY OF STATE]



                                        ----------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION:*3776013
                                        DATE:   02/05/1993

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                SPECTRX, INC.


         SpectRx, Inc., a Corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies that:

         1. The name of the Corporation is SpectRx, Inc. The Corporation was originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 27, 1992.

         2. This Certificate restates and amends the provisions of the Corporation's Certificate of Incorporation to read as set forth in Exhibit A attached to this Certificate.

         3. This restatement and amendment of the Corporation's Certificate of Incorporation has been duly adopted by the Corporation's Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and by the holders of each class of outstanding stock entitled to vote thereon as a class by written consent given in accordance with
Section 228 of the General Corporation Law of the State of Delaware. Written notice pursuant to Section 228 has been given to those stockholders of the Corporation who have not consented in writing to this action.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Restatement of Certificate of Incorporation to be signed by Mark A. Samuels, its President, and attested by Robert D. Brownell, its Assistant Secretary, this 3 day of February, 1993.


                                        SPECTRX, INC.


                                        By: /s/ Mark A. Samuels
                                            -------------------------------
                                            Mark A. Samuels, President
ATTEST:

/s/ Robert D. Brownell
-----------------------------
Robert D. Brownell,
Assistant Secretary

                                   EXHIBIT A


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 SPECTRX, INC.


                                       I.

         The name of this Corporation is SpectRx, Inc. (the "Corporation").

                                      II.

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                      III.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      IV.

         The Corporation is authorized to issue two classes of capital stock:
Preferred Stock, $0.001 par value per share, and Common Stock, $0.001 par value per share. The total number of shares of Preferred Stock which the Corporation shall have the authority to issue is 4,000,000 of which 2,000,000 shares shall be designated Series A Preferred Stock ("Series A Preferred Stock") and 2,000,000 shares shall be designated Series A1 Preferred Stock ("Series A1 Preferred Stock"). The total number of shares of Common Stock which the Corporation shall have the authority to issue is 10,000,000. The Series A Preferred Stock and Series A1 Preferred Stock are herein collectively referred to as the "Preferred Stock."

                                       V.

         The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Preferred Stock are as follows:

         1. Dividends. The holders of Series A Preferred Stock and Series A1 Preferred Stock shall be entitled, when and if declared by the board of directors of the Corporation, to dividends out of assets of the Corporation legally available therefor at the rate of $0.10 and $0.10 per share, per annum, respectively. Dividends on the Preferred Stock shall be payable in preference and prior to any payment of any dividend on the Common Stock of the Corporation. Thereafter, the holders of Common Stock shall be entitled, when and if declared by the board of directors of the Corporation, to dividends out of assets of the Corporation legally available therefor. Notwithstanding anything set forth in this paragraph 1, no dividends shall be payable on any shares of Common Stock issued with respect to shares of Series A1 Preferred Stock issued pursuant to paragraph 4(e)(ii). The right to dividends on shares of Common Stock and Preferred Stock shall not be cumulative, and no right shall accrue to holders of Common Stock or Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior period.

         2.      Liquidation Preference.

                 (a) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Series A Preferred Stock and Series A1 Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock of the Corporation, an amount equal to $1.00 and $1.00 per share, respectively, plus any declared but unpaid dividends. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are insufficient to provide for the cash payment described above to the holders of Preferred Stock, such assets as are available shall be paid to the holders of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

                 After the payment or setting apart of payment to the holders of Preferred Stock of the preferential amounts so payable to them, the holders of Common Stock shall be entitled to receive any remaining assets of the Corporation on a pro rata basis, based upon the number of shares held.

                 (b) Reorganization or Merger. A reorganization or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation within the meaning of this paragraph 2; provided that the holders of Preferred Stock and Common Stock shall be paid in cash or in securities received or in a combination thereof (which combination shall be in the same proportions as the consideration received in the transaction). Any securities to be delivered to the holders of the Preferred Stock and Common Stock upon a merger, reorganization or sale of substantially all of the assets of the Corporation shall be valued as follows:

                          (i)     If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) business days prior to the closing;

                          (ii)    If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) business days prior to the closing; and





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


                          (iii)   If there is no active public market, the
value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

                 (c) Noncash Distributions. If any of the assets of the Corporation are to be distributed other than in cash under this paragraph 2 or for any purpose, then the board of directors of the Corporation shall promptly engage independent competent appraisers to determine the value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation.

         3.      Voting Rights.

                 (a) The holder of each share of Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which each share of Preferred Stock could be converted on the record date for the vote or written consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation and shall vote with holders of the Common Stock upon all other matters submitted to a vote of stockholders, except those matters required to be submitted to a class or series vote pursuant to paragraph 5 or by law. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one).

                 (b) Notwithstanding the foregoing, as long as more than 800,000 shares of Preferred Stock are outstanding, the holders of Preferred Stock, voting as a class, shall have the right to elect two members of the Corporation's board of directors. The holders of Common Stock, voting as a single class, shall have the right to elect all other members of the Corporation's board of directors. Notwithstanding any Bylaw provisions to the contrary, the stockholders entitled to elect a particular director shall be entitled to remove such director or to fill a vacancy in the seat formerly held by such a director, all in accordance with the applicable provisions provided in the General Corporation Law of the State of Delaware.

         4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                 (a) Right to Convert. Each share of Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and, at the option of the holder





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

thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Preferred Stock. Each share of each series of Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) per share in effect for such series of Preferred Stock at the time of conversion into the per share Conversion Value (as hereinafter defined) of such series. Upon the filing of this Restated Certificate of Incorporation with the Delaware Secretary of State, the Conversion Price per share of Series A Preferred Stock shall be $1.00, and the per share Conversion Value of Series A Preferred Stock shall be $1.00, and the Conversion Price per share of Series A1 Preferred Stock shall be $1.00, and the per share Conversion Value of Series A1 Preferred Stock shall be $1.00. The Conversion Prices of Series A Preferred Stock and Series A1 Preferred Stock shall be subject to adjustments from time to time as provided below. The number of shares of Common Stock into which a share of a series of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

                 (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $10,000,000 at a per share issuance price of at least $5.00 per share.

                 (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate(s) therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that the holder elects to convert the same (except that no such written notice of election to convert shall be necessary in the event of an automatic conversion pursuant to paragraph 4(b) hereof). The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock certificate(s) for the number of shares of Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted (except that in the case of an automatic conversion pursuant to paragraph 4(b) hereof such conversion shall be deemed to have been made immediately prior to the closing of the offering referred to in paragraph 4(b)) and the person(s) entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock on such date.

                 (d) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the board of directors of the Corporation. Whether or not fractional shares of Common Stock are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock of





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

each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                 (e)      Adjustment of Conversion Price.

                          (i)     Special Definitions.  For purposes  of this
paragraph 4(e), the following definitions shall apply:

                                  (A)   "Excluded Stock" shall mean:

                                        (1)     all shares of Common Stock
issued and outstanding on the date this document is filed with the Delaware Secretary of State and all shares of Common Stock issued or issuable upon conversion of Preferred Stock; and

                                        (2)     up to 500,000 shares of Common
Stock or other securities issued or issuable to officers, directors, consultants or employees of the Corporation or lessors, lenders or licensors to the Corporation which are approved by of the board of directors of the Corporation. All outstanding shares of Excluded Stock (including shares of Common Stock issuable upon conversion of the Preferred Stock) shall be deemed to be outstanding for all purposes of the computations of subparagraph 4(e)(iii) below.

                                  (B)   "Financing" means any issuance of
Common Stock (including securities exercisable for or convertible into Common Stock) in a transaction with gross proceeds to the Corporation equal to or greater than $100,000 where the holders of Series A Preferred Stock are offered an opportunity to purchase their Preferred Stock Pro Rata Share of the additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) issued in such transaction.

                                  (C)   "Preferred Stock Pro Rata Share"
shall mean the amount determined by multiplying the total number of shares of Common Stock (including securities exercisable for or convertible into Common Stock) offered for sale by the Corporation in a Financing to all parties by a fraction, (x) the numerator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) held by such stockholder and (y) the denominator of which is the total number of shares of Common Stock (including securities convertible into Common Stock) then outstanding plus any shares reserved for issuance pursuant to plans approved by the board of directors of the Corporation.

                                  (D)   "Series A Dilutive Issuance"  shall
mean an issuance of Common Stock (including securities exercisable for or convertible into Common Stock) in a Financing for a consideration per share less than the Conversion Price of the Series A Preferred Stock in effect on the date of and immediately prior to such issue.





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

                                  (E)   "Participating Investor" shall mean
any holder of Series A Preferred Stock that purchases at least its Preferred Stock Pro Rata Share of a Series A Dilutive Issuance.

                                  (F)   "Non-Participating Investor" shall
mean any holder of Series A Preferred Stock that is not a Participating
Investor.

                 (ii) Shadow Preferred. In the event the Corporation issues additional shares of Common Stock (including securities exercisable for or convertible into Common Stock) in a Series A Dilutive Issuance, each share of Series A Preferred Stock held by each and every Nonparticipating Investor shall, immediately prior to the closing of the applicable Series A Dilutive Issuance (the "Closing"), be converted into one fully paid and nonassessable share of Series A1 Preferred Stock plus such number of fully paid and nonassessable shares of Common Stock as is determined by multiplying one by the Forced Conversion Rate. The Forced Conversion Rate shall be equal to (X) minus one, where (X) equals the per share Conversion Price of Series A Preferred Stock immediately prior to the Closing divided into the per share Conversion Value of Series A Preferred Stock. Upon the conversion of Series A Preferred Stock held by a Nonparticipating Investor as set forth herein, such shares of Series A Preferred Stock shall no longer be outstanding on the books of the Corporation and the Nonparticipating Investor shall be treated for all purposes as the record holder of such shares of Series A1 Preferred Stock and, if applicable, Common Stock upon the Closing of the applicable Series A Dilutive Issuance.

                 (iii) Adjustment of Conversion Price for Issuance of Common Stock. No adjustment in the Conversion Price of Series A1 Preferred Stock shall be made in respect of the issuance of additional shares of Common Stock or securities exercisable for or convertible into Common Stock (other than in the event of stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by paragraphs 4(e)(iv), (v) and (vi)).

                          The Conversion Price of Series A Preferred Stock
shall be subject to adjustment from time to time as follows:

                          If the Corporation shall issue any Common Stock other
than Excluded Stock for a consideration per share less than the Conversion Price in effect immediately prior to the issuance of such Common Stock (excluding stock dividends, subdivisions, split-ups, combinations, dividends or recapitalizations which are covered by paragraphs 4(e)(iv), (v) and (vi)), the Conversion Price in effect immediately after each such issuance shall forthwith (except as provided in this paragraph 4(e)) be adjusted to a price equal to the quotient obtained by dividing:

                            (1)      an amount equal to the sum of

                                     (x)     the total number of shares of
Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock,





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

or deemed to have been issued pursuant to subdivision (C) of this clause (iii)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus

                              (y)     the consideration received by the
Corporation upon such issuance, by

                     (2) the total number of shares of Common Stock outstanding (including any shares of Common Stock issuable upon conversion of the Preferred Stock or deemed to have been issued pursuant to subdivision (C) of this clause (iii)) immediately after the issuance of such Common Stock.

                     For the purposes of this clause (iii), the following provisions shall be applicable:

                              (A)     In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof.

                              (B)     In the case of the issuance of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the board of directors of the Corporation, in accordance with generally accepted accounting treatment; provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the over-the- counter market or on a national or regional securities exchange, such fair market value as determined by the board of directors of the Corporation shall not exceed the aggregate "Current Market Price" (as defined below) of the shares of Common Stock being issued.

                              (C)     In the case of the issuance of (i)
options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities (other than Excluded Stock):

                                      (1)      the aggregate maximum number
of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;





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

                                      (2)      the aggregate maximum number
of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

                                      (3)      on any change in the number of
shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the antidilution provisions of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                                      (4)      on the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                 (iv) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of a series of Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such series of Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.





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

                          (v)     If the number of shares of Common Stock
outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of a series of Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of a series of Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

                 (vi) In case, at any time after the date hereof, of any capital reorganization (other than a reorganization covered by paragraph 2(b) above), or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares of stock), the shares of a series of Preferred Stock shall, after such capital reorganization or reclassification, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such capital reorganization or reclassification he had converted his shares of such series of Preferred Stock into Common Stock. The provisions of this clause
(vi) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                 (vii) All calculations under this paragraph 4 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share of stock, as the case may be.

                 (viii) For the purpose of any computation pursuant to this paragraph 4(e), the "Current Market Price" at any date of one share of Common Stock, shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations) or the closing sale price, if reported; provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50% of the outstanding shares of Preferred Stock, then as determined by an independent appraiser selected by the board of directors of the Corporation, the cost of such appraisal to be borne by the challenging parties.

                 (f) Minimal Adjustments. No adjustment in the Conversion Price need be made if such adjustment would result in a change in the Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in the Conversion Price.

                 (g) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

                 (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

                 (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any right, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

                 (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of stock as shall be sufficient for such purpose.

                 (k) Notices. Any notice required by the provisions of this paragraph 4 to be given to the holder of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Corporation.

                 (l) Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares of Preferred Stock so converted shall upon such conversion cease to be a part of the authorized shares of stock of the Corporation.

         5.      Protective Provisions.

                 (a) Preferred Stock. In addition to any other class vote that may be required by law, so long as any of the Preferred Stock shall be outstanding the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of more than a majority of the outstanding shares of Preferred Stock:

                          (i)     Change of Rights.  Materially and adversely
alter or change the rights, preferences or privileges of the Preferred Stock;

                 (ii) Create a New Class. Create, or obligate itself to create, any new class or series of shares of stock having preferences over or being on a parity with any outstanding shares of Preferred Stock as to dividends, assets, liquidation preferences, conversion rights or voting rights or being otherwise superior to or on a parity with any such preference or priority of any outstanding shares of Preferred Stock, or authorize or issue shares of stock of any class or series (or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation) having any such preference or priority or being otherwise superior to or being on a parity with any such preference or priority; or

                 (iii) merge or consolidate with any other Corporation or sell, lease, or convey substantially all of the assets of the corporation or otherwise effect a recapitalization or reorganization of the Corporation.

                                      VI

         1. Limitation of Directors' Liability. The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under the laws of the State of Delaware.

         2. Indemnification of Corporate Agents. This Corporation is authorized to indemnify the directors and officers of the Corporation to the fullest extent permissible under the laws of the State of Delaware.

         3.      Repeal or Modification.   Any repeal or modification of the
foregoing provisions of this Section VI shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

                                     VII

         The Corporation is to have perpetual existence.

                                     VIII





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

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

                                      IX

         The number of directors which will constitute the whole Board of Directors of the Corporation shall be as specified in the bylaws of the Corporation.

                                      X

         The election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                                      XI

         Meeting of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                     XII

         Advance notice of new business and stockholder nomination for the election of directors shall be given in the manner and to the extent provided in the bylaws of the Corporation.

                                     XIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   EXHIBIT C

                  EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

                                   EXHIBIT C


                             SCHEDULE OF EXCEPTIONS


         This Schedule of Exceptions, dated as February 5, 1993, is made and given pursuant to Section 3 of the Spectrx, Inc. Series A Preferred Stock Purchase Agreement dated February 5, 1993 (the "Agreement"). The Section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under this Agreement where such disclosure would be appropriate. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.

         3.1 Organization and Standing; Articles and By-Laws. The Company is not yet qualified to do business as a foreign corporation in Georgia, however the Company intends to take all steps necessary to obtain such qualification in Georgia immediately after the Closing.

         3.4 Capitalization. Of the 500,000 shares of the Company's Common Stock reserved for isssuance pursuant to the 1993 Incentive Stock Plan, 400,000 of such shares shall be issued to Mark Samuels and Keith Ignotz as set forth in
Section 7.3 of this Agreement.

         3.7 Agreements; Action. The Company has the following outstanding liabilities:

         - Liability of approximately $100,000 to Laser Atlanta Optics, Inc. pursuant to a promissory note issued to purchase technology and attached as Exhibit F to this Agreement

         -       Liability of $8,750 to George Newport for consulting work

         - Liability of $50,000 to Keith Ignotz for expense and back salary to be paid in two installments. One installment is for $20,000 payable on April 1, 1993 and the second installment for $30,000 is payable on April 1, 1994

         - Liability of approximately $17,000 to Wilson, Sonsini, Goodrich & Rosati for legal costs and expenses associated with the formation of the Company and the Series A Preferred Stock Financing

         - Liability of $2,500 to Lawrence Madison Communications for graphic design work

3.16     Patents and Trademarks

         The Company purchased all of the technology and other intellectual property, relating to non-invasive means of diagnosing disease through the use of fluorescence spectroscopy, of Laser Atlanta Optics, Inc. pursuant to the agreements attached as Exhibit F to this Agreement.

                                  EXHIBIT D

                      PROPRIETARY INFORMATION AGREEMENT

                                  SPECTRX, INC.

             EMPLOYEE PROPRIETARY INFORMATION AGREEMENT



   As a condition of my employment with Spectrx, Inc., its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

   1. At-Will Employment. I understand and acknowledge that my employment with the Company is for an unspecified duration and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice.

   2.  Confidential Information.

       (a) Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly, in writing, orally, by drawings, or by observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

       (b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

       (c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

   3.  Inventions.

       (a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company, which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder (collectively referred to as "Prior Inventions"); or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into any invention, improvement, development, product, copyrightable material or trade secret any invention, improvement, development, concept, discovery or other proprietary information owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such item as part of or in connection with such product, process or machine.

       (b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

       (c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

       (d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

       (e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

       (f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies under the provisions of Exhibit B attached hereto. I will advise the Company promptly in writing of any inventions that I believe meet the criteria of Exhibit B.

   4. Conflicting Employment. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

   5. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as Exhibit C.

   6. Notification to New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

   7. Solicitation of Employees. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

   8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

   9.  Arbitration and Equitable Relief.

       (a) Arbitration. Except as provided in Section 9(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Norcross, Georgia in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

       (b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

   10. General Provisions

       (a) Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Georgia. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in Georgia for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

       (b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

       (c) Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

       (d) Successors and Assigns. This Agreement may not be assigned without the prior written consent of the Company. Subject to the foregoing sentence, this Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


Date:
     ------------------

                                   ---------------------------
                                              (Name)


---------------------
Witness

                                  EXHIBIT A


                           LIST OF PRIOR INVENTIONS
                       AND ORIGINAL WORKS OF AUTHORSHIP


                                                            Identifying
                                                             Number of
         Title                      Date                 Brief Description
       ---------                 ---------               -----------------













__    No inventions or improvements

__    Additional Sheets Attached


Signature of Employee:  ___________________________
                                                   (Name)

Date:
      ---------------------------

                                  EXHIBIT B


                           EXCEPTION TO ASSIGNMENTS


   The assignment provisions shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

       (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

       (2) Result from any work performed by the employee for the employer.

                                  EXHIBIT C


                                SPECTRX, INC.

                          TERMINATION CERTIFICATION


   This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to Spectrx, Inc., its subsidiaries, affiliates, successors or assigns (together, the "Company").

   I further certify that I have complied with all the terms of the Company's Employee Proprietary Information Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

   I further agree that, in compliance with the Employee Proprietary Information Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

   I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:
     ---------------

                                  ------------------------------
                                                      (Name)

                              EXHIBIT E

                    REGISTRATION RIGHTS AGREEMENT

                                SPECTRX, INC.

                        REGISTRATION RIGHTS AGREEMENT


     This Agreement is made as of February 5, 1993 among SpectRx, Inc., a Delaware corporation (the "Company") and the persons and entities listed as Investors in the signature section at the end of this Agreement.

       1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Stock Purchase Agreement" shall mean the Series A Preferred Stock Purchase Agreement dated of even date herewith (the "Stock Purchase Agreement").

          "Shares" shall mean the Series A Preferred Stock sold pursuant to the Stock Purchase Agreement.

          "Purchasers" shall mean the persons and entities purchasing Shares pursuant to the Stock Purchase Agreement.

          "Restricted Securities" shall mean the securities of the Company required to bear the legends set forth in the Stock Purchase Agreement.

          "Act" shall mean the Securities Act of 1933, as amended.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

          "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" shall mean (i) the Common Stock issued or issuable upon conversion of the Shares (the "Conversion Stock") and (ii) any Common Stock or other securities issued or issuable with respect to the Shares upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to the Shares, provided, however, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

          "Holder" shall mean any Purchaser holding Registrable Securities (including Shares) and any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with paragraph 10 hereof.

          "Initiating Holders" shall mean any Holders who in the aggregate possess more than 50% of the Registrable Securities.

          "Registration Expenses" shall mean all expenses, except Selling Expenses as otherwise stated below, incurred by the Company in complying with paragraphs 2, 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Selling Expenses" shall mean all underwriting discounts, selling commissions, stock transfer taxes applicable to the securities registered by the Holders, and any fees and expenses of special counsel of a selling shareholder.

     2.   Requested Registration.

          (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 80% of the shares of Registrable Securities held by them (or any lesser number of shares of Registrable Securities having an expected aggregate offering price, net of underwriting discounts and commissions, greater than $7,500,000), the Company will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company.

          Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this paragraph 2:

                    (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

                    (2) Prior to the earlier of (i) November 1, 1994 or (ii) six months after the effective date of the Company's first registered public offering of its stock;

                    (3) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (4) After the Company has effected two such registrations pursuant to this paragraph 2(a), and such registrations have been declared or ordered effective; or

                    (5) If the Company shall furnish to such Holders a certificate signed by the President of the Company that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed at such time, then the Company's obligation to use its best efforts to register, qualify or comply under this paragraph 2 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company may not make such certification more than once every calendar year.

          Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders and in any event within one hundred eighty
(180) days after receipt of such request.

          (b) Underwriting. In the event that a registration pursuant to this paragraph 2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to paragraph 2(a)(i). In such event, the right of any Holder to such registration shall be conditioned upon such Holder's participation in the underwriting arrangements required by this paragraph 2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this paragraph 2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof (except those Holders who have indicated to the Company their decision not to distribute any of their Registrable Securities through such underwriting) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement, provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     3.   Company Registration.

          (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) in connection with the Company's initial public offering, (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

               (i)  promptly give to each Holder written notice thereof; and

               (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

          (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to paragraph 3(a)(i). In such event the right of any Holder to registration pursuant to this paragraph 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

          Notwithstanding any other provision of this paragraph 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities or other securities to be included in such registration or exclude them entirely. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities held by such holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares.

          If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this paragraph 3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     4.   Registration on Form S-3.

          (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this paragraph 4 in any calendar year. The substantive provisions of paragraph 3(b) shall be applicable to each registration under this paragraph 4.

          (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this paragraph 4: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed at such time, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder provided that the Company may not make such certification more than once every calendar year.

     5. Expenses of Registration. All Registration Expenses (exclusive of underwriting discounts and commissions or fees of special counsel for a selling Holder) incurred in connection with (i) two registrations pursuant to paragraph 2 and (ii) all registrations pursuant to paragraphs 3 and 4 shall be borne by the Company.

     6. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred and twenty (120) days or until the distribution described in the Registration Statement has been completed;

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     7.   Indemnification.

          (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

          (c) Each party entitled to indemnification under this paragraph 7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided, however, that the Indemnifying Party shall bear the expense of independent counsel for the Indemnified Party if the Indemnified Party reasonably determines that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     9. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Act or the Securities Exchange Act of 1934, as amended.

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

          (c) So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     10. Transfer of Registration Rights. The rights to cause the Company to register securities granted Purchasers under paragraphs 2, 3 and 4 may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 400,000 Shares and/or the Conversion Stock into which the Shares are convertible. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned, in connection with a distribution by such Purchaser, to any parent or subsidiary company or to any partner, former partner, or the estate of any such partner without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

     11. Standoff Agreement. Each Holder agrees, in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Company enter into similar agreements.

     12. Termination of Registration Rights. All rights of the Holders under this Agreement shall terminate four (4) years from the date of the Company's initial public offering.

     13. Amendment of Registration Rights. Any provision of the Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

     14. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.a.ii(2) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 2.

     15. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     16. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

     17. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     18. Notices, etc. All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed (a) if to a Holder, at such Holder's address set forth at the end of this Agreement, or at such other address as such Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company, or (b) if to the Company, at its address set forth at the end of this Agreement, or at such other address as the Company shall have furnished to the Holders and each such other holder in writing.

     19. Severability. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Holder whether arising by reason of the law of the respective Holder's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Holders. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     20. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     22. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Holders, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a Holder of any breach or default under this Agreement, or any waiver by a Holder of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a Holder, shall be cumulative and not alternative.

     23. Attorney Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

COMPANY:                      SPECTRX, INC.


                              By:
                                  ----------------

                              Title:
                                    --------------

INVESTORS:                    HILLMAN MEDICAL VENTURES 1993 L.P.,
                               a Delaware limited partnership


                              By: Hillman/Dover Limited
                                  Partnership, general partner

                              By: Wilmington Securities, Inc., its
                                  sole general partner


                              By:
                                  -----------------

                              Title:
                                    ---------------

                              NORO-MOSELEY PARTNERS II, L.P., a
                               Georgia limited partnership


                              By: Moseley & Company, II,
                                  general partner


                              By:
                                 -----------------
                                  Jack R. Kelly Jr.

                              Title: General Partner

                                   EXHIBIT F

                               LICENSE AGREEMENT

                       AGREEMENT FOR PURCHASE AND SALE
                                OF TECHNOLOGY


        THIS AGREEMENT is entered into as of the 16 day of January, 1993, by and between LASER ATLANTA OPTICS, INC., a Georgia corporation ("Seller"); and SPECTRX, INC., a Delaware corporation ("Purchaser").




                             W I T N E S S E T H:


        WHEREAS, the parties have entered into a certain agreement dated November 6, 1992 entitled "TECHNOLOGY PURCHASE AND TRANSFER AGREEMENT" (such agreement being hereinafter referred to as the "Prior Agreement"), the terms of which are incorporated herein by reference; and

        WHEREAS, the parties desire to enter into this Agreement in order to clarify the terms of the Prior Agreement and to add additional terms which were agreed to at the time of the Prior Agreement but were not included in the terms of the Prior Agreement;

        NOW THEREFORE, for and in consideration of the premises and mutual promises, representations, warranties, covenants and agreements contained herein, the parties do hereby covenant, agree, represent, warrant and stipulate as follows:


        1. PURCHASE AND SALE OF TECHNOLOGY. Upon the terms and subject to the conditions contained herein, Purchaser hereby agrees to purchase and Seller hereby agrees to sell all of Seller's right, title and interest in and to the technology, patents, software, designs, models, drawings, know-how, trademarks, trade names, service marks (including the goodwill associated with the trademarks, trade names and service marks), trade secrets, copyrights and registrations and applications therefor, relating to non-invasive means of diagnosing disease through the use of fluorescence spectroscopy (the "Assets"). The Assets shall include, without limitation, Seller's rights in and to that certain license agreement dated May 7, 1991, between Georgia Tech Research Corporation and Seller, a copy of which is attached hereto as Exhibit A (the "License Agreement"). In addition, the Assets shall include any and all books, records, computer tapes or disks, flow diagrams, specification sheets, source codes, and object codes relating to the Assets, and other physical manifestations of the Assets.

        2. PURCHASE PRICE. The price to be paid by Purchaser for the Assets at Closing (as hereinafter defined) shall be $100,000.00 and shall be payable by delivery of a promissory note in the form attached hereto as Exhibit B and made a part hereof (the "Promissory Note"). The Promissory Note shall be secured by a patent collateral assignment and security agreement in the form of Exhibit C attached hereto and made a part hereof (the "Security Agreement") conveying a security interest in the Assets to Seller.

        3. WARRANTIES AND REPRESENTATIONS. Seller represents and warrants to Purchaser as follows:

                3.1 Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority and, except for the consent of Georgia Tech Research Corporation, all authorizations necessary to enter into this Agreement and to carry out the transactions contemplated hereby.

                3.2 Ownership of Assets. Seller owns and controls all of the Assets free and clear of all liens, claims, charges and any other defects in title of any nature whatsoever.

                3.3 Infringement. To the best of Seller's knowledge, without investigation, no aspect of the Assets infringes upon any proprietary rights of any other person, firm, corporation or other legal entity and there is not pending or, to the best of Seller's knowledge, without investigation, threatened any claim or litigation against Seller regarding the Assets, nor to the best of Seller's knowledge, without investigation, is there any basis for such claim.

        4. CLOSING. The consummation of the transactions contemplated herein (the "Closing") shall be held at such time and place designated by Purchaser but in no event later than January 31,

1993. At the Closing, Seller shall deliver to Purchaser the Assets by virtue of delivery of a certain assignment and bill of sale (the "Assignment") in substantially the same form as Exhibit D attached hereto and made a part hereof. The Assignment shall be executed by Georgia Tech Research Corporation in order to consent to the assignment of Seller's interest in the License Agreement. At the Closing, Purchaser shall deliver to Seller the Promissory Note, the Security Agreement, and the Assignment.

     5. CONDITION TO CLOSING. Any provision to the contrary contained herein notwithstanding, Purchaser's obligation to purchase the Assets at Closing is contingent upon Seller's obtaining the consent of Georgia Tech Research Corporation to the proposed Assignment. Seller agrees to use its best efforts in obtaining such consent prior to the Closing.

     6.  MISCELLANEOUS.

         6.1 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing, it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm, or perfect, or otherwise to carry out the intent and purpose of this Agreement.

         6.2 Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     6.3 Severability. In the event that any provision of this Agreement or any word, phrase, clause, sentence, or other portion thereof, shall be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement, as modified, legal and enforceable to the fullest extent permitted under applicable laws.

     6.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign this Agreement, in whole or in part, without the prior express written consent of the other party.

     6.5. Entire Agreement. This Agreement and the Prior Agreement constitute the entire agreement between the parties hereto and supersede and cancel any prior agreements, representations, warranties or communications, whether oral or wrtiten, between the parties hereto relating to the transactions contemplated hereby, or the subject matter hereof. This Agreement may not be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the parties hereto. In the event of a discrepancy between the terms of this Agreement and the Prior Agreement, the terms of this Agreement shall control.

      6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

      6.7 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED HEREIN, SELLER DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES REGARDING THE ASSETS AND THE UNDERLYING TECHNOLOGY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED HEREIN, IT IS ACQUIRING THE ASSETS AND THE UNDERLYING TECHNOLOGY ON AN "AS IS", "WHERE IS", AND "WITH ALL FAULTS" BASIS. NEITHER SELLER NOR PURCHASER SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES.



                       (Signatures begin on next page)

     IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the date first above written.


                                           "SELLER"
                                           Laser Atlanta Optics, Inc.
                                           By: /s/ Mark A. Samuels
                                               --------------------------
                                               Mark A. Samuels, President

                                           "PURCHASER"
                                           Spectrx, Inc.
                                           By: /s/ Mark A. Samuels
                                               --------------------------
                                               Mark A. Samuels, President

                                                                      EXHIBIT A


                              LICENSE AGREEMENT


                                   OMITTED


                              PLEASE SEE EXHIBIT


                                    10.12A


                                    BELOW

                                                                       EXHIBIT B

                                 SECURED NOTE

$100,000.00                     Atlanta, Georgia                January___, 1993


        FOR VALUE RECEIVED, the undersigned promises to pay to the order of LASER ATLANTA OPTICS, INC., a Georgia corporation, the principal sum of ONE HUNDRED THOUSAND ($100,000.00) AND NO/100 DOLLARS, in legal tender of the United States, with interest thereon from date at the rate of zero per centum (0.0%) per annum, on the unpaid balance until paid, as follows:

        One installment of One Hundred Thousand Dollars ($100,000.00 on or before January 31, 1993; or

        One installment of One Hundred One Thousand Dollars ($101,000.00) after January 31, 1993, but before February 28, 1993.

        Principal and interest are payable at Atlanta, Georgia, or at such other place as the holder thereof may designate in writing.

        Should any installment not be paid when due, or should the maker, or makers, hereof fail to comply with any of the terms or requirements of a patent collateral assignment and security agreement of even date herewith, conveying a security interest in certain properties as security for this indebtedness, the entire unpaid principal sum evidenced by this Note (i.e., $101,000.00), with all accrued interest, shall, at the option of the holder, and without notice to the undersigned, become due and may be collected forthwith, time being of the essence of this contract. It is further agreed that failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of such right of acceleration or estop the holder from exercising such right.

        In case this Note is collected by law, or through an attorney at law, all costs of collection, including fifteen per centum (15%) of the principal and interest as attorney's fees, shall be paid by the makers hereof.

        And each of us, whether maker, endorser, guarantor, or surety, hereby severally waives and renounces, for himself and family, any and all exemption rights either of us, or the family of either of us, may have under or by virtue of the Constitution or laws of Georgia, or any other
State, or the United States, as against this debt or any renewal thereof; and each further waives demand, protest and notice of demand, protest and non-payment.

        In case of default in the payment of the amounts due hereunder by February 28, 1993, said principal sum (i.e., $101,000.00), or so much thereof as may remain unpaid at the time of such default, shall bear interest at the rate of eighteen per centum (18%) per annum from the date of such default.

        This contract is to be construed in all respects and enforced according to the laws of the State of Georgia.

Prepayment Privilege:

        This Note may be prepaid at any time without penalty or charge.



Witness the hand of our                         SPECTRX, INC.
duly authorized officer.

                                                By:
                                                   ----------------------------
                                                   Mark A. Samuels, President

                                                                      EXHIBIT C

                                PURCHASE MONEY
                         PATENT COLLATERAL ASSIGNMENT
                            AND SECURITY AGREEMENT

        This Agreement is made on the ______ day of January, 1993, between SPECTRX, INC., a Delaware corporation ("Assignor") and LASER ATLANTA OPTICS, INC., a Georgia corporation ("Lender").

                             W I T N E S S E T H

        WHEREAS, Lender has assigned, conveyed, and transferred to Assignor all of its right to certain assets by virtue of its execution and delivery of a certain Assignment and Bill of Sale of even date herewith (the "Assignment"), the terms of which are incorporated herein by this reference; and

        WHEREAS, Assignor has executed and delivered its purchase money promissory note (the "Note") of even date herewith to the Lender in the principal amount of $100,000.00; and, in order to induce the Lender to accept the Note, Assignor has agreed to assign to Lender certain patent rights and other property acquired through the Assignment.

        NOW, THEREFORE, in consideration of the foregoing and the premises herein contained, Assignor hereby agrees with Lender as follows:

        1. To secure the complete and timely satisfaction of all obligations of Assignor under the Note (the "Obligations"), Assignor hereby grants, assigns and conveys to Lender all of its rights, title and interest, resulting from the Assignment to:

             a) all right, title and interest in and to the technology, patents, software, designs, models, drawings, know-how, trademarks, trade names, and service marks (including the goodwill associated with the trademarks, trade names and service marks), trade secrets, copyrights, registrations and applications therefor, relating to non-invasive means of diagnosing disease through the use of flourescence spectroscopy, including, without limitation, any and all books, records, computer tapes or disks, flow diagrams, specifications sheets, source codes, and object codes relating to the foregoing and other physical manifestations of the foregoing; and

             b) all right, title, interest, powers, privileges and options in and to, and in accordance with, that certain license agreement dated May 7, 1991, by and between GEORGIA TECH RESEARCH CORPORATION and Seller, including without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto (collectively called the "Assets").

     2. Assignor agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Assignor's obligations under this Agreement, without Lender's prior written consent.

     3. Unless and until there shall have occurred and be continuing a breach of the Obligations, Lender hereby grants to Assignor the exclusive, non-transferable right, license, and use of and to the Assets, provided, however, Assignor agrees not to sell, assign, or otherwise encumber its interest in, or grant any sublicense under the Assets, or any part thereof, without the prior written consent of Lender.

     4. If any breach of the Obligations shall have occurred and be continuing, Assignor's rights, license, and use of and to the Assets set forth in Section 3, shall terminate forthwith, and the Lender shall have, in addition to all other rights and remedies given it by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Assets may be located and, without limiting the generality of the foregoing, the Lender may immediately, without demand or performance and without other notice (except as set forth next below) or demand whatsoever to Assignor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in Atlanta, Georgia, or elsewhere, the whole or from time to time any part of the Assets, or any interest which the Assignor may have therein, and after deducting from the proceeds of sale or other disposition of the Assets all expenses (including all reasonable expenses for brokers' fees and legal services), shall apply the residue of such proceeds toward the satisfaction of the obligations. Any remainder of the proceeds after satisfaction in full of the Obligations shall be paid over to the Assignor. Notice of any sale or other disposition of the Assets shall be given to Assignor at least five (5) days before the time of nay intended public or private sale or other disposition of the Patents is to be made, which Assignor hereby agrees shall be reasonable notice of such sale or other disposition.
At any such sale or other disposition, any holder of the Note or Lender may, to the extent permissable under applicable law, purchase the whole or any part of the Assets sold, free from any right of redemption on the part of Assignor, which right is hereby waived and released.

     5. If any breach of the Obligations shall have occurred and be continuing, Assignor hereby authorizes and empowers Lender to make, constitute and appoint any officer or agent of Lender, as Lender may select in its exclusive discretion, as Assignor's true and lawful attorney-in-fact, with the power to endorse Assignor's name on all applications, documents, papers and instruments necessary for Lender to use the Assets, or any part thereof, or to grant or issue any exclusive or non-exclusive license under the Assets, or any part thereof, to any third person, or necessary for Lender to assign, pledge, convey or otherwise transfer title in or dispose of the Assets, or any part thereof, to any third person. Assignor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the life of this Agreement.

     6. At such time as Assignor shall completely satisfy all of the Obligations, this Agreement shall terminate and Lender shall execute and deliver to Assignor all deeds, assignments and other instruments as may be necessary or proper to re-vest in Assignor full title to the Assets, subject to any disposition thereof which may have been made by Lender pursuant hereto.

     7. No course of dealing between Assignor and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     8. All of Lender's rights and remedies with respect to the Assets, whether established hereby or by the Note, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

     9. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

    10. This Agreement is subject to modification only by a writing signed by the parties.

    11. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

    12. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed by the laws of the State of Georgia.

        WITNESS the execution hereof under seal as of the day and year first above written.


                                                ASSIGNOR:

                                                Spectrx, Inc.


                                                By:
                                                   ----------------------------
                                                   Mark A. Samuels, President


                                                LENDER

                                                Laser Atlanta Optics, Inc.


                                                By:
                                                   ----------------------------
                                                   Mark A. Samuels, President

                                                                       EXHIBIT D


                         ASSIGNMENT AND BILL OF SALE


        THIS ASSIGNMENT AND BILL OF SALE (the "Assignment"), is made and entered into as of the ______ day of January, 1993, by and between LASER ATLANTA OPTICS, INC., a Georgia corporation ("Seller"), and SPECTRX, INC., a Delaware corporation ("Purchaser").

        In consideration of and as a condition to the payment of One Hundred Thousand and No/100 ($100,000.00) Dollars by Purchaser to Seller, the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


        1. Seller does hereby convey, grant, sell, transfer, assign and deliver unto Purchaser, its successors and assigns forever, all of Seller's right, title and interest in and to the technology, patents, software, designs, models, drawings, know-how, trademarks, trade names, service marks (including the goodwill associated with the trademarks, trade names and service marks), trade secrets, copyrights, registrations and applications therefor, relating to non-invasive means of diagnosing disease through the use of fluorescence spectroscopy, including, without limitation, any and all books, records, computer tapes or disks, flow diagrams, specification sheets, source codes, and object codes relating to the foregoing and other physical manifestations of the foregoing (the "Assets").

        2. Seller hereby grants, assigns and conveys to Purchaser all of Seller's right, title, interest, powers, privileges and options in and to, and in accordance with, that certain license agreement dated May 7, 1991, by and between GEORGIA TECH RESEARCH CORPORATION and Seller, a copy of which is attached hereto as Exhibit A (the "License Agreement"). Purchaser does hereby assume and agree to perform all of the duties and obligations of the Seller under the License Agreement, effective from and after the date hereof.

        3. SELLER DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES REGARDING THE ASSETS, THE LICENSE AGREEMENT, AND THE UNDERLYING TECHNOLOGY RELATING TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND PURCHASER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT, IT IS ACQUIRING THE ASSETS, THE LICENSE AGREEMENT, AND THE UNDERLYING TECHNOLOGY ON AN "AS IS", "WHERE IS", AND "WITH ALL FAULTS" BASIS. NEITHER SELLER NOR PURCHASER SHALL NOT BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES.

        4. Purchaser and Seller each agree that it will execute such additional instruments and take such actions as may be reasonably requested by the other party to confirm, or perfect, or otherwise carry out the intent and purpose of this Assignment.

        5. This Assignment shall be binding and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

        IN WITNESS WHEREOF, Purchaser and Seller have caused this Assignment to be executed by their duly executed officers as of the date first above written.

                                            "SELLER"

                                            Laser Atlanta Optics, Inc.

                                            By:
                                               ---------------------------
                                               Mark A. Samuels, President

                                            "PURCHASER"

                                            Spectrx, Inc.

                                            By:
                                               ---------------------------
                                               Mark A. Samuels, President

        In order to consent to the assignment of the License Agreement pursuant to Section 2 above, and for no other purposes, the undersigned has hereunto
executed this Assignment this   day of January, 1993.

                                           GEORGIA TECH RESEARCH CORPORATION

                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

                                           By:
                                              ---------------------------
                                           Name:
                                                -------------------------
                                           Title:
                                                 ------------------------

                                  EXHIBIT G

                                LEGAL OPINION

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]








                         February 5, 1993



To the Investors Listed in
Exhibit A to the Spectrx, Inc.
Series A Preferred Stock
Purchase Agreement dated
February 5, 1993

Gentlemen:

     Reference is made to the Series A Preferred Stock Purchase Agreement, dated as of February 5, 1993 (the "Agreement"), complete with all listed exhibits thereto (together, the "Agreements"), by and among Spectrx, Inc., a Delaware corporation (the "Company"), and the persons and entities listed in Exhibit A to the Agreement (the "Investors"), which provides for the issuance by the Company to the Investors of shares of Series A Preferred Stock of the Company. This opinion is rendered to you pursuant to Section 5.3 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

     We have acted as counsel for the Company in connection with the negotiation of the Agreements and the issuance of the Series A Preferred Stock. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

     As used in this opinion, the expression "to our knowledge," "known to us" or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression "to our knowledge", "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

   For purposes of this opinion, we are assuming that you have all requisite power and authority, and have taken any and all necessary corporate or partnership action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investors in the Agreement and pursuant thereto are true and correct. We are also assuming that the Investors have purchased the Shares for value, in good faith and without notice of any adverse claims. We are also assuming that the representations and warrants made by the Company in the Agreement and pursuant thereto are true and correct as to matters of fact.

   The opinions hereinafter expressed are subject to the following qualifications:

      (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors;

      (b) We express no opinion as to the effect of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity);

      (c) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws;

      (d) We express no opinion as to the enforceability of the indemnification provisions of paragraph 7 of the Registration Rights Agreement to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions;

      (e) We are members of the Bar of the State of California. We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California. To the extent this opinion addresses applicable securities laws of states other than the State of California, we have not retained nor relied on the opinion of counsel admitted to the bar of such states, but rather have relied on compilations of the securities laws of such states contained in reporting services presently available to us.

     Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:

     1. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction. The Company has no subsidiaries.

     2. The Company has all requisite legal and corporate power to execute and deliver the Agreements and the Restated Articles of Incorporation, to sell and issue the Series A Preferred Stock thereunder, to issue the Common Stock issuable upon conversion of the Preferred Stock and to carry out and perform its obligations under the terms of the Agreements and the Restated Articles of Incorporation.

     3. Immediately prior to the Closing, the authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, 1,650,000 shares of which are issued and outstanding, and 4,000,000 shares of Preferred Stock, of which 2,000,000 shares are designated Series A Preferred Stock and 2,000,000 shares are designated Series A1 Preferred Stock. Immediately prior to Closing, none of the Preferred Stock is issued and outstanding. The Company has also reserved 500,000 shares of its Common Stock for issuance pursuant to its 1993 Incentive Stock Plan. All such issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights contained in the Articles of Incorporation or Bylaws of the Company. The Common Stock issuable upon conversion of the Preferred Stock has been duly and validly reserved, and when issued in accordance with the Company's Articles of Incorporation will be validly issued, fully paid and nonassessable. The Series A Preferred Stock issued under the Agreement is validly issued, fully paid and nonassessable and free of any liens, encumbrances and pre-emptive or similar rights contained in the Articles of Incorporation or Bylaws of the Company; provided, however, that the Series A Preferred Stock (and the Common Stock issuable upon conversion of the Preferred) may be subject to restrictions on transfer under state and/or federal securities laws as set forth in the Agreement. To our knowledge, except for rights described in the Agreements and the Articles of Incorporation, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of capital stock or other securities of the Company, or any other agreements to issue any such securities or rights.

     4. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of the Agreements and the Restated Articles of Incorporation by the Company, the authorization, sale, issuance and delivery of the Series A Preferred Stock (and the Common Stock issuable upon conversion of the Preferred Stock) and the performance of the Company's obligations under the Agreement and the Restated Articles of Incorporation have been taken. The Agreements and Restated Articles of Incorporation have been duly and validly executed and delivered by the Company and constitute valid and binding obligations of the Company.

     5. The execution, delivery and performance of and compliance with the terms of the Agreements and the Restated Articles of Incorporation, and the issuance of the Series A Preferred Stock (and the Common Stock issuable upon conversion of the Preferred Stock), do not violate any provision of the Articles of Incorporation or Bylaws, or, to our knowledge, any provision of any applicable federal or state law, rule or regulation. To our knowledge, the execution, delivery and performance of and compliance with the Agreements and the Restated Articles of Incorporation, and the issuance of the Series A Preferred Stock (and the Common Stock issuable upon conversion of the Preferred) do not violate, or constitute a default under, any material contract, agreement, instrument, judgment or decree binding upon the Company.

     6. To our knowledge, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to our knowledge, has the Company received any written threat thereof), which, either in any case or in the aggregate, are likely to result in any material adverse change in the business or financial condition of the Company or any of its properties, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or which questions the validity of the Agreement or any action taken or to be taken by the Company in connection therewith.

     7. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreements and the Restated Articles of Incorporation, or the offer, sale or issuance of the Series A Preferred Stock (and the Common issuable upon conversion of the Preferred) or the consummation of any other transaction contemplated by the Agreements and the Restated Articles of Incorporation, except (a) filing of the Restated Articles of Incorporation in the Office of the Secretary of State of the State of Delaware, and (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) under applicable blue sky laws (but excluding jurisdictions outside of the United States) of the offer and sale of the Shares (and the Common issuable upon conversion thereof) and the modification of rights of shareholders contemplated by the Agreements. The filing referred to in clause (a) above has been accomplished and is effective. Our opinion herein is otherwise subject to the timely and proper completion of all filings and other actions contemplated herein where such filings and actions are to be undertaken on or after the date hereof.

     8. Subject to the accuracy of the Investors' representations in Section 3 of the Agreement and their responses (if any) to the Company's inquiries, we are of the opinion that the offer, sale and issuance of the Shares in conformity with the terms of the Agreements constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended.

     This opinion is furnished to the Investors solely for their benefit in connection with the purchase of the Shares, and may not be relied upon by any other person or for any other purpose without our prior written consent.


                          Very truly yours,
                          /S/ WILSON SONSINI GOODRICH & ROSATI

                          WILSON, SONSINI, GOODRICH & ROSATI
                          Professional Corporation

                                    EXHIBIT H

                                SAMUELS AGREEMENT

                                  SPECTRX, INC.

                     STOCK RESTRICTION AND CO-SALE AGREEMENT



      THIS AGREEMENT is made and entered into this ____ day of January, 1993 by and among Spectrx, Inc. (the "Company") a Delaware corporation, Mark Samuels (the "Major Shareholder"), and the investors set forth on the signature page of this agreement (the "Investors").

      WHEREAS, the Investors have acquired or have expressed an interest in acquiring from the Company shares of its Series A Preferred Stock which are convertible into shares of Common Stock of the Company.

      WHEREAS, the Major Shareholder is presently the legal or beneficial owner of 434,143 shares of the outstanding Common Stock of the Company (the "Founding Shares").

      WHEREAS, the Major Shareholder wishes to provide a further inducement to the Investors to purchase the Company's Series A Preferred Stock by offering, upon the terms and conditions set forth in this Agreement, the Company and the Investors a right to purchase and the Investors an opportunity to participate in subsequent sales of the Common Stock of the Company made by the Major Shareholder.

      IT IS THEREFORE AGREED AS FOLLOWS:

1.    Option to Repurchase on Termination.

      1.1  Repurchase Option.

           a. Terms of Option. In the event of the voluntary or involuntary termination of the Major Shareholder's employment with or services to the Company for any or no reason (including death or disability) the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Repurchase Option") for a period of ninety (90) days from such date to repurchase all or any portion of the Founding Shares which have not been released from the Repurchase Option at such time at the Repurchase FMV (as defined below). The Repurchase Option shall be exercised by the Company by written notice to the Major Shareholder or his executor (with a copy to the Escrow Holder) and, at the Company's option, (i) by delivery to the Major Shareholder or his executor with such notice of a check in the amount of the Repurchase FMV for the Founding Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Major Shareholder's indebtedness to the Company equal to the

Repurchase FMV for the Founding Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Repurchase FMV. Upon delivery of such notice and the payment of the Repurchase FMV in any of the ways described above, the Company shall become the legal and beneficial owner of the Founding Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Founding Shares being repurchased by the Company.

      b. Repurchase FMV. The "Repurchase FMV" shall be the fair market value of the Founding Shares to be repurchased on the first day of the Repurchase Option, as determined in good faith by the Company's Board of Directors.

 1.2 Release of Founding Shares From Repurchase Option. One-half (1/2) of the Founding Shares shall be released from the Company's Repurchase Option on the date of the closing of the Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain investors (the "Closing"), and an additional 1/36th of the Founding Shares not released from the Repurchase Option on the date of Closing shall be released at the end of each full month thereafter until all Founding Shares have been released; provided in each case that the Major Shareholder's employment or services have not been terminated prior to the date of any such release.

 1.3  Escrow of Founding Shares.

      a. Assignment to Escrow. The Founding Shares shall be held by the Secretary of the Company or his designee as escrow holder ("Escrow Holder"), along with a stock assignment executed by the Major Shareholder in blank, until the expiration of the Company's option to repurchase such Founding Shares as set forth above.

      b. Escrow Instructions. The Escrow Holder is hereby directed to permit transfer of the Founding Shares only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment.

      c. Transfer upon Exercise. If the Company or any assignee exercises its Repurchase Option, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

      d. Delivery of Founding Shares. When the Repurchase Option has been exercised or expires unexercised or a portion of the Founding Shares has been released from the Repurchase Option, upon the Major Shareholder's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Founding Shares and shall deliver such certificate to the Major Shareholder.

      e. Shareholder Rights/Additional Securities. Subject to the terms hereof, the Major Shareholder shall have all the rights of a shareholder with respect to such Founding Shares while they are held in escrow, including without limitation, the right to vote the Founding Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Founding Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Major Shareholder is entitled by reason of his ownership of the Founding Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Founding Shares" for purposes of this Agreement.

    1.4 Restriction on Transfer of Unreleased Founding Shares. Except for the escrow described in Section 1.3 or transfer of the Founding Shares to the Company or its assignees contemplated by Section 1.1, none of the Founding Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of the Founding Shares from the Company's Repurchase Option in accordance with the provisions of this
Section 1. After such release, the Founding Shares shall be subject to the restrictions set forth in Section 2.

2.  Options to Purchase or Sell.

    2.1 Restrictions on Transfer. No sale or other disposition (voluntary or involuntary) of Founding Shares released from the Company's Repurchase Option in accordance with the provisions of Section 1 or of other shares of Common Stock of the Company now owned or hereafter acquired by the Major Shareholder (the "Shares") shall be valid unless it is made in accordance with the provisions of this Section 2.

    2.2  Right of First Refusal.

         a. Offer for Sale. In the event, at any time following the date of this Agreement, the Major Shareholder or his transferee desires to accept a bona fide third-party offer to sell or transfer in any manner Shares not or no longer subject to the Company's Repurchase Option, he shall first offer such Shares for sale to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) upon which he is proposing or is to dispose of such Shares, and shall at the same time provide notice to the Investors of such offer and its terms. Such right of first refusal shall be provided to the Company for a period of twenty-one (21) days following receipt by the Company of written notice by Major Shareholder of the terms and conditions of said proposed sale or transfer, or twenty-one (21) days following the setting of a price under Section 2.2(c) (when the price is determined under that Section). In the event that the Company does not exercise its right of first refusal for the full number of Shares, the Major Shareholder or his transferee shall then offer such remaining Shares to the Investors in the same manner as provided herein to the Company, with the Investors' right of first refusal extending for a similar twenty-one (21) day period. Each Investor shall be entitled to purchase a pro rata share of such remaining Shares equal to the number of shares of Common Stock, and other securities convertible into or exercisable for Common Stock, (together "Common Stock Equivalents") then held by the Investor, divided by the number of Common Stock Equivalents held by those Investors electing to exercise their option. In the event the Shares are not disposed of within ninety (90) days following lapse of the period of the right of first refusal provided to the Investor, they shall once again be subject to the right of first refusal herein provided.

      b. Involuntary Transfers. In the event, at any time following the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including a transfer pursuant to dissolution of marriage) of all or a portion of the Shares, the Company (or the Investors, if the Company shall refuse its option) shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company and the Investors of such transfer. The right to purchase such Shares shall be provided to the Company for a period of twenty-one (21) days following receipt by the Company of written notice by the person acquiring the Shares. If the Company declines to exercise its option, the Secretary of the Company shall notify the Investors, in writing, and each Investor shall have a similar option, on the pro rata basis set forth in Section 2.2(a) above, for a period of twenty-one (21) days following their receipt of written notice. The purchase price shall be determined in accordance with Section 2.2(c) and may be paid by cash.

      c. Determination of Price. With respect to any stock to be transferred pursuant to Section 2.2(b), the price per Share shall be a price set by the Board of Directors of the Company which will reflect the current value of the Shares in terms of present earnings and future prospects for the Company. The Company shall notify the Major Shareholder or his executor of the price so determined within twenty-one (21) days after receipt by it of written notice of the transfer or proposed transfer of the Shares. If the Major Shareholder or his executor disputes the price as set by the Board of Directors by giving notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial analyst selected jointly by the Board of Directors of the Company and the Major Shareholder, with the cost of such determination to be divided equally between the Company and the Major Shareholder. The Board of Directors and the Major Shareholder shall select such analyst within thirty (30) days after receipt of notice that the Major Shareholder is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten
(10) days period, the decision of the Board of Directors as to the purchase price shall be final. Any time required to resolved a dispute shall be added to the twenty-one (21) day period in which the Company may exercise its right to purchase.

 2.3 Right of Co-Sale. Within forty-two (42) days after receipt of the offer delivered under Section 2.2(a), each Investor shall also notify the Major Shareholder and the Company whether it exercises its right of co-sale under the provisions of this Section 2.3. In the event that the Company and the Investors do not exercise their right of first refusal set forth in Section 2.2 above for all of the Shares proposed to be sold, and the Major Shareholder continues to hold Shares which he proposes to sell to the prospective purchaser (the "Co-Sale Shares"), then each of the Investors may notify the Major Shareholder of its desire to sell to the prospective purchaser the shares of stock of the Company which such Investor then holds on the same terms as those on which the Major Shareholder proposes to sell the Co-Sale Shares. The maximum number of shares of stock of the Company which an Investor shall be entitled to sell pursuant to this Section 2.3 shall be equal to that number obtained by multiplying (x) the total number of Co-Sale Shares by (y) a fraction, the numerator of which is the total number of shares of Common Stock Equivalents then held by the Investor and the denominator of which is double the total number of shares of Common Stock Equivalents then held in the aggregate by the Major Shareholder and the Investors. If an Investor elects to sell to the prospective purchaser, then the Major Shareholder shall assign as much of his interest in the agreement of sale with the prospective purchaser as the Investor shall be entitled to and shall accept hereunder.

 2.4 Sale after Notice. If within forty-two (42) days after receipt by the Investors of copies of the initial written notice pursuant to Section 2.2(a) above, the Investors do not send notice pursuant to Section 2.3 above, then the Major Shareholder shall be free to sell the stock to such prospective purchaser but only on the same terms and conditions as contained in the notice sent to the Investors. In the event the Shares are not disposed of within ninety (90) days following the lapse of the right of co-sale granted pursuant to Section
2.3 to the Investors, they shall once again be subject to the rights of first refusal and co-sale herein provided.

 2.5 Excluded Transfers. The Major Shareholder may transfer all or part of the Shares to an ancestor, descendant, spouse, or a custodian or a trustee, including a trustee of a voting trust, for the account of an ancestor, descendant, spouse, or the Major Shareholder; provided, however, that this Agreement shall be binding upon such transferee. All transferees of Shares or any interest therein pursuant to this Section 2.5 shall be required as a condition of such transfer to agree in writing in the form satisfactory to the Company that they will receive and hold such Shares or interests subject to the provisions of this Agreement, including, insofar as applicable, the Company's and the Investor's right of first refusal in Section 2.2 and the Investor's right of co-sale in Section 2.3. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are met.

 2.6 Termination of Rights.

     a. Transfers in Accordance with Agreement. Any Shares transferred in accordance with the terms of Sections 2.2, 2.3 or 2.4 above, shall no longer be subject to or covered by this Agreement.

     b. Public Market. The rights of the Company and the Investors pursuant to this Section 2 shall end at such time as a public market exists for the Company's Common Stock (or any other stock issued to the Major Shareholder in exchange for the Shares). For the purpose of this Agreement, a "public market" shall be deemed to exist if (A) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (B) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal. Upon termination of the Company's and the

Investor's rights pursuant to this Section 2, at the Major Share- holder's request the Company shall issue a new certificate representing the Shares without a legend referring to this Agreement.

3. Stock Certificate Legend. The share certificate evidencing the Shares shall be endorsed with the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY, THE SHAREHOLDER AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.   General Provisions.

 4.1 Governing Law. This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in a writing signed by both parties.

 4.2 Notice. Any notice, demand or request required or permitted to be given by either the Company or the Major Shareholder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

 4.3 Successors and Assigns. Subject to the conditions of transfer of Shares hereunder, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and each of their successors and assigns.

 4.4 Attorney Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

   IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


MAJOR SHAREHOLDER:             COMPANY:
                               Spectrx, Inc.
-----------------------------
Mark Samuels

No. of Common Shares: 434,143  By:
                                  -------------------------------------

Address:                       Title:
        ---------------------     -------------------------------------

        ---------------------
                               Address: 2518 Euclid Place
                                        Fremont, CA 94539

                                  EXHIBIT I

                              IGNOTZ AGREEMENT

                                SPECTRX, INC.

                   STOCK RESTRICTION AND CO-SALE AGREEMENT



    THIS AGREEMENT is made and entered into this ____ day of January, 1993 by and among Spectrx, Inc. (the "Company") a Delaware corporation, Keith Ignotz (the "Major Shareholder"), and the investors set forth on the signature page of this agreement (the "Investors").

    WHEREAS, the Investors have acquired or have expressed an interest in acquiring from the Company shares of its Series A Preferred Stock which are convertible into shares of Common Stock of the Company.

    WHEREAS, the Major Shareholder is presently the legal or beneficial owner of 263,999 shares of the outstanding Common Stock of the Company (the "Founding Shares").

    WHEREAS, the Major Shareholder wishes to provide a further inducement to the Investors to purchase the Company's Series A Preferred Stock by offering, upon the terms and conditions set forth in this Agreement, the Company and the Investors a right to purchase and the Investors an opportunity to participate in subsequent sales of the Common Stock of the Company made by the Major Shareholder.

    IT IS THEREFORE AGREED AS FOLLOWS:

1.  Option to Repurchase on Termination.

    1.1   Repurchase Option.

          (i) Terms of Option. In the event of the voluntary or involuntary termination of the Major Shareholder's employment with or services to the Company for any or no reason (including death or disability) the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Repurchase Option") for a period of ninety (90) days from such date to repurchase all or any portion of the Founding Shares which have not been released from the Repurchase Option at such time at the Repurchase FMV (as defined below). The Repurchase Option shall be exercised by the Company by written notice to the Major Shareholder or his executor (with a copy to the Escrow Holder) and, at the Company's option, (i) by delivery to the

Major Shareholder or his executor with such notice of a check in the amount of the Repurchase FMV for the Founding Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Major Shareholder's indebtedness to the Company equal to the Repurchase FMV for the Founding Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Repurchase FMV. Upon delivery of such notice and the payment of the Repurchase FMV in any of the ways described above, the Company shall become the legal and beneficial owner of the Founding Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Founding Shares being repurchased by the Company.

         (ii) Repurchase FMV. The "Repurchase FMV" shall be the fair market value of the Founding Shares to be repurchased on the first day of the Repurchase Option, as determined in good faith by the Company's Board of Directors.

    (a) Release of Founding Shares From Repurchase Option. One thirty-sixth (1/36th) of the Founding Shares shall be released from the Company's Repurchase Option on the date of the closing of the Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain investors (the "Closing"), and an additional 1/36th of the Founding Shares not released from the Repurchase Option on the date of Closing shall be released at the end of each full month thereafter until all Founding Shares have been released; provided in each case that the Major Shareholder's employment or services have not been terminated prior to the date of any such release.

    (b)  Escrow of Founding Shares.

         (i) Assignment to Escrow. The Founding Shares shall be held by the Secretary of the Company or his designee as escrow holder ("Escrow Holder"), along with a stock assignment executed by the Major Shareholder in blank, until the expiration of the Company's option to repurchase such Founding Shares as set forth above.

        (ii) Escrow Instructions. The Escrow Holder is hereby directed to permit transfer of the Founding Shares only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment.

      (iii) Transfer upon Exercise. If the Company or any assignee exercises its Repurchase Option, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

       (iv) Delivery of Founding Shares. When the Repurchase Option has been exercised or expires unexercised or a portion of the Founding Shares has been released from the Repurchase Option, upon the Major Shareholder's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Founding Shares and shall deliver such certificate to the Major Shareholder.

        (v) Shareholder Rights/Additional Securities. Subject to the terms hereof, the Major Shareholder shall have all the rights of a shareholder with respect to such Founding Shares while they are held in escrow, including without limitation, the right to vote the Founding Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Founding Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Major Shareholder is entitled by reason of his ownership of the Founding Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Founding Shares" for purposes of this Agreement.

    (c) Restriction on Transfer of Unreleased Founding Shares. Except for the escrow described in Section 1.3 or transfer of the Founding Shares to the Company or its assignees contemplated by Section 1.1, none of the Founding Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of the Founding Shares from the Company's Repurchase Option in accordance with the provisions of this
Section 1. After such release, the Founding Shares shall be subject to the restrictions set forth in Section 2.

2.  Options to Purchase or Sell.

    (a) Restrictions on Transfer. No sale or other disposition (voluntary or involuntary) of Founding Shares released from the Company's Repurchase Option in accordance with the provisions of

Section 1 or of other shares of Common Stock of the Company now owned or hereafter acquired by the Major Shareholder (the "Shares") shall be valid unless it is made in accordance with the provisions of this Section 2.

    (b)   Right of First Refusal.

          (i) Offer for Sale. In the event, at any time following the date of this Agreement, the Major Shareholder or his transferee desires to accept a bona fide third-party offer to sell or transfer in any manner Shares not or no longer subject to the Company's Repurchase Option, he shall first offer such Shares for sale to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) upon which he is proposing or is to dispose of such Shares, and shall at the same time provide notice to the Investors of such offer and its terms. Such right of first refusal shall be provided to the Company for a period of twenty-one (21) days following receipt by the Company of written notice by Major Shareholder of the terms and conditions of said proposed sale or transfer, or twenty-one (21) days following the setting of a price under
Section 2.2(c) (when the price is determined under that Section). In the event that the Company does not exercise its right of first refusal for the full number of Shares, the Major Shareholder or his transferee shall then offer such remaining Shares to the Investors in the same manner as provided herein to the Company, with the Investors' right of first refusal extending for a similar twenty-one (21) day period. Each Investor shall be entitled to purchase a pro rata share of such remaining Shares equal to the number of shares of Common Stock, and other securities convertible into or exercisable for Common Stock, (together "Common Stock Equivalents") then held by the Investor, divided by the number of Common Stock Equivalents held by those Investors electing to exercise their option. In the event the Shares are not disposed of within ninety (90) days following lapse of the period of the right of first refusal provided to the Investor, they shall once again be subject to the right of first refusal herein provided.

         (ii) Involuntary Transfers. In the event, at any time following the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including a transfer pursuant to dissolution of marriage) of all or a portion of the Shares, the Company (or the Investors, if the Company shall refuse its option) shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company and the Investors of such transfer. The right to purchase such Shares shall be provided to the Company for a period of twenty-one (21) days following receipt by the Company of written notice by the person acquiring the Shares. If the Company declines to exercise its option, the Secretary of the Company shall notify the Investors, in writing, and each Investor shall have a similar option, on the pro rata basis set forth in Section 2.2(a) above, for a period of twenty-one (21) days following their receipt of written notice. The purchase price shall be determined in accordance with Section 2.2(c) and may be paid by cash.

        (iii) Determination of Price. With respect to any stock to be transferred pursuant to Section 2.2(b), the price per Share shall be a price set by the Board of Directors of the Company which will reflect the current value of the Shares in terms of present earnings and future prospects for the Company. The Company shall notify the Major Shareholder or his executor of the price so determined within twenty-one (21) days after receipt by it of written notice of the transfer or proposed transfer of the Shares. If the Major Shareholder or his executor disputes the price as set by the Board of Directors by giving notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial analyst selected jointly by the Board of Directors of the Company and the Major Shareholder, with the cost of such determination to be divided equally between the Company and the Major Shareholder. The Board of Directors and the Major Shareholder shall select such analyst within thirty (30) days after receipt of notice that the Major Shareholder is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten (10) days period, the decision of the Board of Directors as to the purchase price shall be final. Any time required to resolved a dispute shall be added to the twenty-one (21) day period in which the Company may exercise its right to purchase.

    (c) Right of Co-Sale. Within forty-two (42) days after receipt of the offer delivered under Section 2.2(a), each Investor shall also notify the Major Shareholder and the Company whether it exercises its right of co-sale under the provisions of this Section 2.3. In the event that the Company and the Investors do not exercise their right of first refusal set forth in Section 2.2 above for all of the Shares proposed to be sold, and the Major Shareholder continues to hold Shares which he proposes to sell to the prospective purchaser (the "Co-Sale Shares"), then each of the Investors may notify the Major Shareholder of its desire to sell to the prospective purchaser the shares of stock of the Company which such Investor then holds on the same terms as those on which the

Major Shareholder proposes to sell the Co-Sale Shares. The maximum number of shares of stock of the Company which an Investor shall be entitled to sell pursuant to this Section 2.3 shall be equal to that number obtained by multiplying (x) the total number of Co-Sale Shares by (y) a fraction, the numerator of which is the total number of shares of Common Stock Equivalents then held by the Investor and the denominator of which is double the total number of shares of Common Stock Equivalents then held in the aggregate by the Major Shareholder and the Investors. If an Investor elects to sell to the prospective purchaser, then the Major Shareholder shall assign as much of his interest in the agreement of sale with the prospective purchaser as the Investor shall be entitled to and shall accept hereunder.

    (d) Sale after Notice. If within forty-two (42) days after receipt by the Investors of copies of the initial written notice pursuant to Section 2.2(a) above, the Investors do not send notice pursuant to Section 2.3 above, then the Major Shareholder shall be free to sell the stock to such prospective purchaser but only on the same terms and conditions as contained in the notice sent to the Investors. In the event the Shares are not disposed of within ninety (90) days following the lapse of the right of co-sale granted pursuant to Section
2.3 to the Investors, they shall once again be subject to the rights of first refusal and co-sale herein provided.

    (e) Excluded Transfers. The Major Shareholder may transfer all or part of the Shares to an ancestor, descendant, spouse, or a custodian or a trustee, including a trustee of a voting trust, for the account of an ancestor, descendant, spouse, or the Major Shareholder; provided, however, that this Agreement shall be binding upon such transferee. All transferees of Shares or any interest therein pursuant to this Section 2.5 shall be required as a condition of such transfer to agree in writing in the form satisfactory to the Company that they will receive and hold such Shares or interests subject to the provisions of this Agreement, including, insofar as applicable, the Company's and the Investor's right of first refusal in Section 2.2 and the Investor's right of co-sale in Section 2.3. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are met.

    (f) Termination of Rights.

        (i) Transfers in Accordance with Agreement. Any Shares transferred in accordance with the terms of Sections 2.2, 2.3 or 2.4 above, shall no longer be subject to or covered by this Agreement.

       (ii) Public Market. The rights of the Company and the Investors pursuant to this Section 2 shall end at such time as a public market exists for the Company's Common Stock (or any other stock issued to the Major Shareholder in exchange for the Shares). For the purpose of this Agreement, a "public market" shall be deemed to exist if (A) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (B) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal. Upon termination of the Company's and the Investor's rights pursuant to this Section 2, at the Major Shareholder's request the Company shall issue a new certificate representing the Shares without a legend referring to this Agreement.

3. Stock Certificate Legend. The share certificate evidencing the Shares shall be endorsed with the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY, THE SHAREHOLDER AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.  General Provisions.

    4.1 Governing Law. This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in a writing signed by both parties.

    4.2 Notice. Any notice, demand or request required or permitted to be given by either the Company or the Major Shareholder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

    4.3 Successors and Assigns. Subject to the conditions of transfer of Shares hereunder, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and each of their successors and assigns.

    4.4 Attorney Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


MAJOR SHAREHOLDER:            COMPANY:
                              Spectrx, Inc.

----------------------------
Keith Ignotz

No. of Common Shares: 263,999 By:
                                 -----------------------------------

Address:                      Title:
        --------------------        --------------------------------

        --------------------
                              Address: 2518 Euclid Place
                                       Fremont, CA 94539

                                  EXHIBIT J

                             EPPSTEIN AGREEMENT

                                SPECTRX, INC.

                   STOCK RESTRICTION AND CO-SALE AGREEMENT



    THIS AGREEMENT is made and entered into this ____ day of January, 1993 by and among Spectrx, Inc. (the "Company") a Delaware corporation, Jonathan Eppstein (the "Major Shareholder"), and the investors set forth on the signature page of this agreement (the "Investors").

    WHEREAS, the Investors have acquired or have expressed an interest in acquiring from the Company shares of its Series A Preferred Stock which are convertible into shares of Common Stock of the Company.

    WHEREAS, the Major Shareholder is presently the legal or beneficial owner of 15,814 shares of the outstanding Common Stock of the Company (the "Founding Shares").

    WHEREAS, the Major Shareholder wishes to provide a further inducement to the Investors to purchase the Company's Series A Preferred Stock by offering, upon the terms and conditions set forth in this Agreement, the Company and the Investors a right to purchase and the Investors an opportunity to participate in subsequent sales of the Common Stock of the Company made by the Major Shareholder.

    IT IS THEREFORE AGREED AS FOLLOWS:

1.  Option to Repurchase on Termination.

    1.1   Repurchase Option.

          (i) Terms of Option. In the event of the voluntary or involuntary termination of the Major Shareholder's employment with or services to the Company for any or no reason (including death or disability) the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Repurchase Option") for a period of ninety (90) days from such date to repurchase all or any portion of the Founding Shares which have not been released from the Repurchase Option at such time at the Repurchase FMV (as defined below). The Repurchase Option shall be exercised by the Company by written notice to the Major Shareholder or his executor (with a copy to the

Escrow Holder) and, at the Company's option, (i) by delivery to the Major Shareholder or his executor with such notice of a check in the amount of the Repurchase FMV for the Founding Shares being repurchased, or (ii) by cancellation by the Company of an amount of the Major Shareholder's indebtedness to the Company equal to the Repurchase FMV for the Founding Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such Repurchase FMV. Upon delivery of such notice and the payment of the Repurchase FMV in any of the ways described above, the Company shall become the legal and beneficial owner of the Founding Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Founding Shares being repurchased by the Company.

        (ii) Repurchase FMV. The "Repurchase FMV" shall be the fair market value of the Founding Shares to be repurchased on the first day of the Repurchase Option, as determined in good faith by the Company's Board of Directors.

    (a) Release of Founding Shares From Repurchase Option. One-half (1/2) of the Founding Shares shall be released from the Company's Repurchase Option on the date of the closing of the Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain investors (the "Closing"), and an additional 1/36th of the Founding Shares not released from the Repurchase Option on the date of Closing shall be released at the end of each full month thereafter until all Founding Shares have been released; provided in each case that the Major Shareholder's employment or services have not been terminated prior to the date of any such release.

    (b) Escrow of Founding Shares.

        (i) Assignment to Escrow. The Founding Shares shall be held by the Secretary of the Company or his designee as escrow holder ("Escrow Holder"), along with a stock assignment executed by the Major Shareholder in blank, until the expiration of the Company's option to repurchase such Founding Shares as set forth above.

       (ii) Escrow Instructions. The Escrow Holder is hereby directed to permit transfer of the Founding Shares only in accordance with this Agreement or instructions signed by both parties. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon directions executed by a majority of the Company's Board of Directors. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment.

     (iii) Transfer upon Exercise. If the Company or any assignee exercises its Repurchase Option, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

      (iv) Delivery of Founding Shares. When the Repurchase Option has been exercised or expires unexercised or a portion of the Founding Shares has been released from the Repurchase Option, upon the Major Shareholder's request the Escrow Holder shall promptly cause a new certificate to be issued for such released Founding Shares and shall deliver such certificate to the Major Shareholder.

       (v) Shareholder Rights/Additional Securities. Subject to the terms hereof, the Major Shareholder shall have all the rights of a shareholder with respect to such Founding Shares while they are held in escrow, including without limitation, the right to vote the Founding Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's Repurchase Option, there is (i) any stock dividend, stock split or other change in the Founding Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Major Shareholder is entitled by reason of his ownership of the Founding Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Founding Shares" for purposes of this Agreement.

   (c) Restriction on Transfer of Unreleased Founding Shares. Except for the escrow described in Section 1.3 or transfer of the Founding Shares to the Company or its assignees contemplated by Section 1.1, none of the Founding Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of the Founding Shares from the Company's Repurchase Option in accordance with the provisions of this
Section 1. After such release, the Founding Shares shall be subject to the restrictions set forth in Section 2.

2. Options to Purchase or Sell.

   (a) Restrictions on Transfer. No sale or other disposition (voluntary or involuntary) of Founding Shares released from the

Company's Repurchase Option in accordance with the provisions of Section 1 or of other shares of Common Stock of the Company now owned or hereafter acquired by the Major Shareholder (the "Shares") shall be valid unless it is made in accordance with the provisions of this Section 2.

   (b) Right of First Refusal.

       (i) Offer for Sale. In the event, at any time following the date of this Agreement, the Major Shareholder or his transferee desires to accept a bona fide third-party offer to sell or transfer in any manner Shares not or no longer subject to the Company's Repurchase Option, he shall first offer such Shares for sale to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) upon which he is proposing or is to dispose of such Shares, and shall at the same time provide notice to the Investors of such offer and its terms. Such right of first refusal shall be provided to the Company for a period of twenty-one (21) days following receipt by the Company of written notice by Major Shareholder of the terms and conditions of said proposed sale or transfer, or twenty-one (21) days following the setting of a price under Section 2.2(c) (when the price is determined under that Section). In the event that the Company does not exercise its right of first refusal for the full number of Shares, the Major Shareholder or his transferee shall then offer such remaining Shares to the Investors in the same manner as provided herein to the Company, with the Investors' right of first refusal extending for a similar twenty-one (21) day period. Each Investor shall be entitled to purchase a pro rata share of such remaining Shares equal to the number of shares of Common Stock, and other securities convertible into or exercisable for Common Stock, (together "Common Stock Equivalents") then held by the Investor, divided by the number of Common Stock Equivalents held by those Investors electing to exercise their option. In the event the Shares are not disposed of within ninety (90) days following lapse of the period of the right of first refusal provided to the Investor, they shall once again be subject to the right of first refusal herein provided.

       (ii) Involuntary Transfers. In the event, at any time following the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including a transfer pursuant to dissolution of marriage) of all or a portion of the Shares, the Company (or the Investors, if the Company shall refuse its option) shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company and the Investors of such transfer. The right to purchase such Shares shall be provided to the Company for a period of twenty-one (21) days following receipt by the Company of written notice by the person acquiring the Shares. If the Company declines to exercise its option, the Secretary of the Company shall notify the Investors, in writing, and each Investor shall have a similar option, on the pro rata basis set forth in Section 2.2(a) above, for a period of twenty-one (21) days following their receipt of written notice. The purchase price shall be determined in accordance with Section 2.2(c) and may be paid by cash.

        (iii) Determination of Price. With respect to any stock to be transferred pursuant to Section 2.2(b), the price per Share shall be a price set by the Board of Directors of the Company which will reflect the current value of the Shares in terms of present earnings and future prospects for the Company. The Company shall notify the Major Shareholder or his executor of the price so determined within twenty-one (21) days after receipt by it of written notice of the transfer or proposed transfer of the Shares. If the Major Shareholder or his executor disputes the price as set by the Board of Directors by giving notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial analyst selected jointly by the Board of Directors of the Company and the Major Shareholder, with the cost of such determination to be divided equally between the Company and the Major Shareholder. The Board of Directors and the Major Shareholder shall select such analyst within thirty (30) days after receipt of notice that the Major Shareholder is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten (10) days period, the decision of the Board of Directors as to the purchase price shall be final. Any time required to resolved a dispute shall be added to the twenty-one (21) day period in which the Company may exercise its right to purchase.

    (c) Right of Co-Sale. Within forty-two (42) days after receipt of the offer delivered under Section 2.2(a), each Investor shall also notify the Major Shareholder and the Company whether it exercises its right of co-sale under the provisions of this Section 2.3. In the event that the Company and the Investors do not exercise their right of first refusal set forth in Section 2.2 above for all of the Shares proposed to be sold, and the Major Shareholder continues to hold Shares which he proposes to sell to the prospective purchaser (the
"Co-Sale Shares"), then each of the Investors may notify the Major Shareholder of its desire to sell to the prospective purchaser the shares of stock of the Company which such Investor then holds on the same terms as those on which the Major Shareholder proposes to sell the Co-Sale Shares. The maximum number of shares of stock of the Company which an Investor shall be entitled to sell pursuant to this Section 2.3 shall be equal to that number obtained by multiplying (x) the total number of Co-Sale Shares by (y) a fraction, the numerator of which is the total number of shares of Common Stock Equivalents then held by the Investor and the denominator of which is double the total number of shares of Common Stock Equivalents then held in the aggregate by the Major Shareholder and the Investors. If an Investor elects to sell to the prospective purchaser, then the Major Shareholder shall assign as much of his interest in the agreement of sale with the prospective purchaser as the Investor shall be entitled to and shall accept hereunder.

    (d) Sale after Notice. If within forty-two (42) days after receipt by the Investors of copies of the initial written notice pursuant to Section 2.2(a) above, the Investors do not send notice pursuant to Section 2.3 above, then the Major Shareholder shall be free to sell the stock to such prospective purchaser but only on the same terms and conditions as contained in the notice sent to the Investors. In the event the Shares are not disposed of within ninety (90) days following the lapse of the right of co-sale granted pursuant to Section
2.3 to the Investors, they shall once again be subject to the rights of first refusal and co-sale herein provided.

    (e) Excluded Transfers. The Major Shareholder may transfer all or part of the Shares to an ancestor, descendant, spouse, or a custodian or a trustee, including a trustee of a voting trust, for the account of an ancestor, descendant, spouse, or the Major Shareholder; provided, however, that this Agreement shall be binding upon such transferee. All transferees of Shares or any interest therein pursuant to this Section 2.5 shall be required as a condition of such transfer to agree in writing in the form satisfactory to the Company that they will receive and hold such Shares or interests subject to the provisions of this Agreement, including, insofar as applicable, the Company's and the Investor's right of first refusal in Section 2.2 and the Investor's right of co-sale in Section 2.3. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are met.

    (f) Termination of Rights.

        (i) Transfers in Accordance with Agreement. Any Shares transferred in accordance with the terms of Sections 2.2, 2.3 or 2.4 above, shall no longer be subject to or covered by this Agreement.

       (ii) Public Market. The rights of the Company and the Investors pursuant to this Section 2 shall end at such time as a public market exists for the Company's Common Stock (or any other stock issued to the Major Shareholder in exchange for the Shares). For the purpose of this Agreement, a "public market" shall be deemed to exist if (A) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (B) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal. Upon termination of the Company's and the Investor's rights pursuant to this Section 2, at the Major Share- holder's request the Company shall issue a new certificate representing the Shares without a legend referring to this Agreement.

3. Stock Certificate Legend. The share certificate evidencing the Shares shall be endorsed with the following legend:

    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY, THE SHAREHOLDER AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

4.  General Provisions.

    4.1 Governing Law. This Agreement shall be governed by the laws of the State of California. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended in a writing signed by both parties.

    4.2 Notice. Any notice, demand or request required or permitted to be given by either the Company or the Major Shareholder pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

    4.3 Successors and Assigns. Subject to the conditions of transfer of Shares hereunder, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and each of their successors and assigns.

    4.4 Attorney Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.


MAJOR SHAREHOLDER:            COMPANY:
                              Spectrx, Inc.
------------------------
Jonathan Eppstein

No. of Common Shares: 15,814  By:
                                 -----------------------------

Address:                      Title:
-----------------------------       --------------------------

-----------------------------
                              Address: 2518 Euclid Place
                                       Fremont, CA 94539

                                  EXHIBIT K

                            EMPLOYMENT AGREEMENT

                                SPECTRX, INC.
                              6015D Unity Drive
                             Norcross, GA 30071


January 13, 1993

Keith D. Ignotz
16040 Green Ridge Terrace
Los Gatos, CA 95032

Dear Keith:

    This letter will serve to confirm our discussions relating to your employment by Spectrx, Inc. (the "Company").

    This letter, when signed by you, will constitute the agreement between the Company and you concerning your employment by the Company and supersedes all previous agreements and discussions.

    Your annual salary, payable in accordance with the payroll policies of the Company, will be $135,000.

    Either you or the Company can terminate this employment relationship at any time without prior notice, for any reason. Neither you nor the Company has to give "cause" for termination. Notwithstanding the foregoing, in the event that your employment by the Company is terminated other than for "cause" prior to twelve months from the closing of the Company's Series A Preferred Stock Financing (the "Anniversary"), you shall be entitled to salary and benefits until the Anniversary. Cause shall mean (i) moral turpitude or conviction of a felony; (ii) material dishonesty, fraud or misrepresentation; (iii) habitual neglect of duty after appropriate warning from the Company; or (iv) failure to promptly relocate to Georgia following the closing of the Company's Series A Preferred Stock Financing.

    As a condition to your employment, you will be required to execute a Proprietary Information Agreement in the form attached hereto.

    If you are in agreement with this proposal, please execute the enclosed copy of this letter and return it to me along with the Proprietary Information Agreement which I have enclosed.

                                 Sincerely,

Acknowledged and Accepted:       Mark A. Samuels, President

By:
   ----------------------

                                  EXHIBIT L

                           HOLDERS OF COMMON STOCK


                                                          Number
             Name                                       of Shares
   ------------------------                            -----------
      Mark A. Samuels                                    434,143
      Scott W. Patterson                                 288,395
      Thornton Morris                                     52,717
      Dr. Robert Balley                                  116,288
      Dr. Peter Rhee                                      38,763
      Glen Robinson                                       77,991
      Dr. Dan Hankey                                      77,991
      Electromagnetic                                     46,515
        Sciences
      Jonathan Eppstein                                   15,814
      Rick Fowler                                         34,266
      Dan Coner                                            3,334
      Frank Maloof                                        15,505
      Steve Maloof                                        15,505
      Nelson Gold                                          3,876
      Charles Phillips                                     7,753
      Doug Meyers                                          7,753
      Paul Moore                                           3,876
      Keith Ignotz                                        17,597
      Rogers Badgett                                      54,268
      Peter Mondalek                                       7,753
      Emory Ethridge                                       7,753
      William Chambers                                    15,505
      Dean Maloof                                          7,753
      Andy Garrett                                         7,753
      William Zachary                                     27,134
      Keith Ignotz                                       263,999